UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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ASTEC INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholders:
This year marks a milestone moment as we celebrate Astec’s 50th anniversary. During this transformative era for the company, I am reminded of our founder Dr. Don Brock’s philosophy on business success, “Build the best product, give outstanding service and always keep your word.” The commitment to our customers, innovation and quality are as relevant now as when the company first started. It has helped us navigate the challenges of today and will carry us into tomorrow. Although the company continues to evolve, the commitment lives on in our OneASTEC business model.
Like many companies in 2021, we continued to keep our pulse on the COVID-19 pandemic ensuring we had the right policies to promote a safe and healthy work environment. In addition, our industry experienced unforeseen obstacles including supply chain issues, inflation, and labor shortages. Our team faced these issues head on while staying focused on delivering for the customer. We were proactive in our response by leveraging our Rock to Road™ value chain, improving our operations and developing programs to attract and retain talent. We will remain disciplined as we navigate future headwinds.
As we hopefully look at the pandemic in the rear-view mirror, we cordially invite you to join us for the 2022 Annual Meeting of shareholders of Astec Industries, Inc. (“Astec” or the “Company”) to be held on Thursday, April 28, 2022 at 10:00 a.m. EDT virtually over the Internet at www.virtualshareholdermeeting.com/ASTE2022. We decided to hold the 2022 Annual Meeting as a virtual meeting because we believe that it will offer expanded access to shareholders who may otherwise not attend in person.
A New Look for a New Mindset
In June 2021, we launched the ASTEC rebrand, complete with a new logo and color scheme for our marketing assets and equipment. The rebrand was a physical presentation of our OneASTEC journey, announcing to everyone we are thinking and acting differently as a global company versus a set of individual subsidiary businesses. The shift is taking hold as we witness teams sharing resources, knowledge, capacities, and capabilities to better serve our customers and create value for all stakeholders. Coming together as one company with a common purpose – Built to Connect – makes us stronger, more efficient and positioned for growth.
Opportunities Ahead
There are many reasons to be excited. Customer confidence is high as we carry forward a record backlog. In the U.S., the passing of the bi-partisan infrastructure bill promises to provide sustained support to the industry. As we move into 2022, we will continue to drive initiatives that strengthen the value we deliver to customers. We do this by optimizing capacity through operational excellence, capital investment, driving technology and fostering growth by investing in our parts business and products that serve our global market. We will also utilize our strong balance sheet to invest in our people, company and focused acquisitions that enhance the value we relentlessly deliver to customers and shareholders. Lastly, our efforts into the Environmental, Social and Governance (ESG) program will continue to center on value added initiatives (including strategic partnerships with industry participants in lines of business complementary to our business) for our shareholders, customers, employees, and the communities in which we serve and do business.
Business of Annual Meeting
At the 2022 Annual Meeting, we will be asking you to elect a new director nominee and re-elect the three director nominees named in the attached proxy statement to our Board. As discussed throughout the proxy statement, our Board remains committed to strong governance practices and our Core Values of (i) Safety, (ii) Devotion, (iii) Integrity, (iv) Respect, and (v) Innovation. Under the guidance of our Board, we remain committed to investing in our employees, dealing fairly and ethically with our suppliers and partners, supporting communities in which we work while embracing sustainable practices across our businesses, and in doing so, generating long-term financial return to our shareholders. You will find detailed information beginning on page 19 about the qualifications of our director nominees and why we believe they are the right people to represent your interests.
In addition to the election of directors, we are also seeking your approval of a “say-on-pay” advisory vote and to ratify the appointment of the Company’s independent registered public accounting firm for the calendar year ending December 31, 2022.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials, or the paper or electronic copy of our proxy materials you received for the meeting.
On behalf of our employees and directors, we thank you for your continued interest in, support of, and confidence in, our Company. We look forward to your participation at the 2022 Annual Meeting.
Barry Ruffalo President and Chief Executive Officer	William Gehl Chairman of the Board

ASTEC
NOTICE OF THE 2022 ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
WHAT:	2022 Annual Meeting of Shareholders of Astec Industries, Inc.
WHEN:	Thursday, April 28, 2022 at 10:00 a.m., Eastern Daylight Time (“EDT”)
WHERE:
Our meeting will be a virtual shareholder meeting, conducted via live audio webcast, a format designed to ensure the safety of participants due to the ongoing COVID-19 pandemic and also to increase shareholder access to the meeting. In addition to online attendance, this format provides shareholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares and submit questions at www.virtualshareholdermeeting.com/ASTE2022. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our 2022 Annual Meeting, please allow ample time for online check-in, which will begin around 9:45 a.m., EDT, on Thursday, April 28, 2022. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

WHY:	We are holding the 2022 Annual Meeting for the following purposes, as more fully described in our proxy statement:
1.
to elect to our Board of Directors a new Class III director, and to re-elect three Class III directors, in each case, to serve for three-year terms or until their successor is duly elected and qualified (Proposal No. 1)

	2.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 2);
	3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the calendar year 2022 (Proposal No. 3); and
	4.	to transact such other business as may be properly presented at the 2022 Annual Meeting or any adjournments or postponements thereof.
RECORD DATE:
Shareholders of record as of the close of business on February 25, 2022 (“Record Date”) are entitled to this Notice and to vote at the 2022 Annual Meeting or at any adjournment or postponement that takes place.

PROXY VOTING:
On or about March 17, 2022, we will mail to shareholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. We expect that our proxy statement and other proxy materials will be available to shareholders on this same date.

Thank you for your ongoing support and we hope you can join us at our 2022 Annual Meeting.
By Order of the Board of Directors,
Anshu Pasricha
General Counsel, Corporate Secretary & Chief Compliance Officer
March 17, 2022
Please vote your proxy as soon as possible even if you expect to attend the annual meeting live. You may vote your proxy via the Internet or by phone by following the instructions on the notice of Internet availability or proxy card, or if you received a paper copy of these proxy materials by mail, you may vote by mail by completing and returning the enclosed proxy card in the enclosed reply envelope. No postage is necessary if the proxy is mailed within the United States.

1 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
PROXY STATEMENT
SUMMARY
We are providing these materials in connection with the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”, or the “Annual Meeting”) of Astec Industries, Inc. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting as it contains important information about matters upon which you are being asked to vote.
2022 Annual Meeting of Shareholders
Date and Time	Record Date	Location
April 28, 2022 at 10:00 a.m. EDT	February 25, 2022	This year’s meeting will be a virtual Annual Meeting at www.virtualshareholdermeeting.com/ASTE2022
Agenda and Voting Recommendations
Proposal		Board Recommendation
1
to elect to our Board of Directors a new Class III director, and to re-elect three Class III directors, in each case, to serve until the Annual Meeting of Shareholders in 2025, or until their successor is duly elected and qualified.
FOR each nominee
2	To vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.	FOR
3	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the calendar year 2022.	FOR
Board of Director Nominees
The following table provides summary information about each director nominee. Each director nominee is standing for election for a three-year term or until their successor is duly elected and qualified. The director nominees other than Ms. Knoll are current directors.
Name	Age	Director Since	Principal Occupation	Committee
Tracey H. Cook	54	2018	Vice President, Fluor Corporation and President, AMECO	Audit Committee (Chair) Compensation Committee
Mary L. Howell	69	2019	CEO, Howell Strategy Group	Nominating and Corporate Governance Committee (Chair) Compensation Committee
Linda I. Knoll	61	N/A	Advisor, EXOR, NV	N/A
William Bradley Southern	62	2018	Chairman and CEO, Louisiana-Pacific Corporation	Compensation Committee (Chair)
Corporate Governance Highlights
Strong corporate leadership of the highest ethics and integrity has long been a major focus of the Company’s Board and management. All of our directors other than Mr. Ruffalo, our CEO, are independent directors under Nasdaq Rules and our Corporate Governance Guidelines. These independent directors also meet in executive session at least four times a year after each quarterly board meeting.
Additional details about our approach to corporate governance are described starting on p. 23.

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Environmental and Social Responsibility Highlights
For years we have created products and acted in a way that is socially responsible. Our new, reinvigorated product development process now also includes checks for energy efficiency and environmental impact in early stages of each project. Additional details about our commitment to environmental and social responsibility are described starting on p. 9.
Shareholder Engagement Highlights
The Company oversees a rigorous, deliberate and comprehensive shareholder engagement process that builds better lines of communication between investors and management. In calendar year 2021, we participated in four investor conferences, and conducted 115 one-on-one meetings with investors and research analysts.
Additional details about our shareholder engagement process, and year-round engagement cycle are described starting on p. 13.

3 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON APRIL 28, 2022
GENERAL INFORMATION
We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Astec Industries, Inc., a Tennessee corporation, of proxies to be voted at our 2022 Annual Meeting of Shareholders and at any reconvened meeting after an adjournment or postponement of the meeting. We will hold the 2022 Annual Meeting virtually on Thursday, April 28, 2022 at 10:00 a.m. (EDT). Unless the context otherwise requires, all references in this Proxy Statement to “Astec,” “Company,” “we,” “us,” and “our” refer to Astec Industries, Inc. and its subsidiaries. Our mailing address and principal executive office is 1725 Shepherd Road, Chattanooga, Tennessee 37421. Our website is located at www.astecindustries.com/investor-relations.html. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about March 17, 2022, we expect to mail to our shareholders a Notice providing instructions on how to access our proxy materials and Annual Report for calendar year 2021 on the Internet. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice includes a control number that must be entered at the website provided on the Notice in order to view the proxy materials. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and Annual Report for calendar year 2021 are available to you at www.astecindustries.com/investor-relations.html.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
At the Annual Meeting, you will consider and vote upon:
•	Proposal 1: The election of one Class III director nominee and the re-election of the three Class III director nominees identified in this Proxy Statement;
•	Proposal 2: The approval, on an advisory basis, of the compensation of our named executive officers;
•	Proposal 3: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the calendar year 2022; and
•	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

4 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the shareholder’s specific voting instructions.
Why am I receiving these materials?
You are receiving these materials because at the close of business on February 25, 2022, you owned shares of the Company’s common stock, $0.20 par value per share (“Common Stock”).
Who is entitled to vote at the Annual Meeting?
All shareholders of record on February 25, 2022 are entitled to attend and vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. As of February 25, 2022, we had 22,767,568 shares of Common Stock outstanding.
What if I receive more than one Notice of Internet Availability or proxy card?
You will receive multiple Notices or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. Street name holders will receive the Notice or proxy card or other voting information, along with voting instructions, from their brokers. Please vote the shares represented by each Notice or proxy card you receive to ensure that all your shares are voted.
Why is the Annual Meeting online only? How do I attend the Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast. Our virtual meeting format provides shareholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You may attend the meeting by visiting https://www.virtualshareholdermeeting.com/ ASTE2021. You will need the 16-digit control number that is printed on your Notice. Please allow ample time for online check-in, which will begin around 9:45 a.m., EDT, on Thursday, April 28, 2022. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information on how to attend the Annual Meeting.
How can I access the proxy materials over the Internet?
An electronic copy of the proxy materials is available at www.proxyvote.com. You can also access the materials at www.astecindustries.com/investor-relations.html.
How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before April 14, 2022 to facilitate timely delivery. You may request a copy by choosing one of the following methods:
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com (follow instructions on the Notice)

5 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?
The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:
	Proposal	How may I vote?	How does the Board recommend I vote?
1.
The election of one Class III director nominee and the re-election of the three Class III director nominees identified in this Proxy Statement, each for a three-year term or until their successor is duly elected and qualified.

FOR the election or re-election of all Class III director nominees named herein, WITHHOLD authority to vote for all such Class III director nominees; or FOR the election or re-election of all such Class III director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.
FOR each Class III director.
2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the calendar year 2022.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirements with respect to each of the proposals:
Proposal		Voting Requirement
1.
The election of one Class III director nominee and re-election of the three Class III director nominees identified in this Proxy Statement, each for a three-year term or until their successor is duly elected and qualified.

To be elected, a nominee must receive the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote on this proposal, meaning that the votes cast by the shareholders “FOR” a nominee’s election must exceed the number of votes cast “WITHHELD” with respect to a nominee’s election the approval of the proposal.

2.	The approval, on an advisory basis, of the compensation of our named executive officers.
To be approved, this non-binding vote must be approved by a majority of the votes cast on this proposal, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the calendar year 2022.
To be approved, this vote must be approved by a majority of the votes cast on the proposal, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

6 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
What votes need to be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock entitled to vote on any proposal at the Annual Meeting, either present or represented by proxy, constitutes a quorum for the Annual Meeting. A quorum is necessary to conduct business at the Annual Meeting. The presence, in person or by proxy, of holders of Common Stock representing a majority of the number of votes entitled to be cast on a specific proposal is required to consider that proposal at the Annual Meeting. Even if a quorum is established for the Annual Meeting, it is possible that a quorum may not be established for a specific proposal presented at the Annual Meeting. You will be considered part of the quorum if you attend the Annual Meeting live, vote via a toll-free telephone number, vote via the Internet or vote by proxy. Abstentions and votes withheld from director nominees count as “shares present” at the Annual Meeting for purposes of determining a quorum for the Annual Meeting, but broker non-votes do not count as “shares present” at the Annual Meeting for purposes of determining a quorum for any proposal, including the election of directors.
How do I vote?
If you are a “shareholder of record” on the Record Date, then you may attend the Annual Meeting and submit your vote or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request. To vote your shares at the Annual Meeting, please see “How do I vote my shares during the Annual Meeting?” below. To vote your shares without attending the meeting, please see “How do I vote my shares without attending the Annual Meeting?” below or the instructions on your Notice.
If you are a “beneficial owner” on the Record Date, you have the right to instruct your bank, brokerage firm, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your bank, brokerage firm, or other nominee by the deadline provided in the proxy materials you receive from such organization.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, you should submit a proxy or voting instructions before the Annual Meeting to ensure your vote is represented.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. The Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2021 and proxy card with postage-paid envelope), as applicable, will be sent to shareholders of record beginning on or about March 17, 2022.
If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice or full set of proxy materials, as applicable, would have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in proxy materials or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.
How do I vote my shares during the Annual Meeting?
If you hold shares of our Common Stock as the shareholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our Common Stock in street name, you may vote the shares you beneficially own under a legal proxy from your bank, brokerage firm, or other nominee; please contact such organization for instructions on obtaining a proxy.
Please follow the instructions at https://www.virtualshareholdermeeting.com/ASTE2022 in order to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the 16-digit control number that is printed on your Notice to attend the Annual Meeting. Please allow ample time for online check-in, which will begin at approximately 9:45 a.m., EDT, on April 28, 2022.
How do I vote my shares without attending the Annual Meeting?
•
Vote by Internet by going to www.proxyvote.com at any time up until 11:59 p.m., EDT, on April 27, 2022. Please have your Notice or proxy card in hand when you access the website and then follow the instructions.

•	Vote by telephone at 1-800-690-6903 at any time up until 11:59 p.m., EDT, on April 27, 2022. Please have your Notice or proxy card in hand when you call and then follow the instructions.
•
Vote by mail if you requested and received a proxy card. Please mark, sign, and date your proxy card and return it in the postage-paid envelope we provided with it or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Can I change my mind and revoke my proxy?
Shareholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the Annual Meeting, subject to the voting deadlines described above.
•	Shareholders of record: If you are a shareholder of record, you may revoke a proxy by:
○	completing and returning a later dated proxy card;
○	granting a subsequent proxy via Internet or telephone;

7 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
○	delivering written notice to our Secretary at our principal executive office, bearing a date later than the proxy, stating the proxy is revoked; or
○	voting your shares online at the Annual Meeting.
•	Beneficial owners: If you are a beneficial owner of shares but not the shareholder of record:
○	you may submit new voting instructions by contacting your broker, bank or other nominee; or
○	you may vote at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote my shares during the Annual Meeting?” above.
All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the shareholder’s specific voting instructions.
What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?
If you are a shareholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them, in accordance with our Board’s recommendation, as follows:
•	FOR the election or re-election of each of the Class III director nominees identified in this Proxy Statement;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the calendar year 2022.
How are votes counted?
In the election of the Class III director nominees, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will be considered to have been voted against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will have no effect on the outcome of those other proposals.
What is the effect of broker non-votes?
Under Rule 2251 of the Nasdaq Marketplace Rules (the “Nasdaq Rules”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. These rules also provide, however, that when a proposal is not a “routine” matter and your broker, bank or other nominee has not received your voting instructions with respect to such proposal, your broker, bank or other nominee cannot vote your shares on that proposal. When a broker, bank or other nominee does not cast a vote for a non-routine matter, it is called a “broker non-vote.” Your broker, bank or other nominee may not vote your shares with respect to any of the proposals other than the ratification of the appointment of KPMG LLP in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered “routine” matters. Broker non-votes will have no effect on the election of directors or the advisory vote on the compensation of our named executive officers. The ratification of the appointment of KPMG LLP is considered a routine matter and as a result there will be no broker non-votes with respect to this proposal.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and count the votes.
Where can I find the voting results?
We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.
Who will pay the costs of soliciting these proxies?
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, or a full set of the proxy materials (including the Proxy Statement, the calendar year 2021 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to shareholders. Broadridge will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.
What is the deadline for shareholders to propose actions for consideration at the 2023 annual meeting of shareholders?
November 17, 2022 is the deadline for shareholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for our 2023 annual meeting of shareholders. Proposals by shareholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel, Corporate Secretary & Chief Compliance Officer at 1725 Shepherd Road, Chattanooga, Tennessee 37421. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

8 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Shareholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2023 annual meeting of shareholders must provide us advance notice of the director nomination or shareholder proposal, as well as the information specified in our Bylaws, no earlier than December 29, 2022 and no later than January 28, 2023. Shareholders are advised to review our Bylaws, which contain the requirements for advance notice of director nominations and shareholder proposals. Notice of director nominations and shareholder proposals must be mailed to our General Counsel, Corporate Secretary & Chief Compliance Officer at 1725 Shepherd Road, Chattanooga, Tennessee 37421. The requirements for advance notice of shareholder proposals under our Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those shareholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Bylaws and other applicable requirements.
Whom should I call if I have any questions?
If you have any questions about the Annual Meeting, please contact us by either writing to us at Astec Industries, Inc., Attn: General Counsel’s Office, 1725 Shepherd Road, Chattanooga, TN 37421, by telephoning us at (423) 899-5898 or emailing us at GeneralCounsel@astecindustries.com.

9 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Commitment to Environmental and Social Responsibilities
The Company is committed to continually strengthening global sustainability as we lead in the innovation of everything we do from “Rock to Road”. As such, while we are proud of our longstanding commitment to sustainability, we are also committed to making informed choices that improve our corporate governance, financial strength, operational efficiency, environmental stewardship, community engagement, and resource management, and dedicated to expanding our efforts related to, and integrating, sustainability into our business strategy and operations.
Consistent with our core values of “Safety, Devotion, Integrity, Respect and Innovation,” our goal is to be recognized by our customers as the preferred supplier, by our employees as a safe, diverse, and inclusive workplace, by the industry as being at the forefront of innovation, and by our stakeholders as an ethical company. In 2020, we began implementing a plan to expand our environmental, social, and governance (“ESG”) disclosures, metrics, goals, and governance oversight. This journey commenced after extensive dialogue with our stakeholders and with the strong support of and collaboration with our Board of Directors. In 2021, we continued on this journey by establishing the process of identifying and tracking key metrics and implementing a rigorous review of all “ESG” disclosures. We also explored strategic partnerships (and entered into one definitive agreement) with other industry participants that specialize in carbon sequestration methodologies that are complimentary to our business. As part of our evolving strategy, we intend to deploy ESG-related goals and key performance indicators across our businesses, and to report on material goals and our performance results. The Company’s ESG commitment is available at https://www.astecindustries.com/esg/.
Below is a summary of some of our efforts.
ESG Oversight and Leadership
In 2021, the Company’s ESG Steering Committee was comprised of the following executive officers and other senior officers of the Company:
•	Chief Executive Officer
•	Chief Information Officer
•	General Counsel, Corporate Secretary & Chief Compliance Officer
•	Senior Vice President of Administration and Investor Relations
•	Senior Vice President of Operational Excellence
The Board of Directors provides direct oversight of the Company’s ESG efforts as the ESG Steering Committee reports to the Nominating and Corporate Governance Committee.
In addition, all of the Company’s operations now maintain formal programs that are working on establishing goals and measuring progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimization of power consumption, among other efforts. In order to track our environmental metrics on a company-wide basis, we are working with certified third-party verification companies to ensure that these metrics are properly measured. The Company recognizes the value and importance of reducing its impact on the global environment, and we comply with all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of such initiatives and practices include replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water and paper consumption reduction programs, and strategic partnerships. In addition, when considering an acquisition or partnership, the Company embeds questions specific to the environment within its due diligence approach. These include claims, policies, certifications and procedures relative to environmental management. We ask these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition or partnership candidate.
New Product Development and Environmental Impact
Our efforts to continue to develop environmentally friendly products build upon our rich history of such efforts. Asphalt is one of the most recycled products in the U.S., and several of our products, both new and old, have been developed with an eye towards reducing fuel consumption, eliminating smoke and smell, eliminating trucking of materials to a central site, and reducing the need for virgin oil products. These historical innovations include:
•
Double Barrel drum mixer (our drum inside a drum invention) that allows operators of asphalt plants to use one fuel source to both pre-heat aggregate and heat the mixing drum, thereby eliminating the need for separate fuel sources for separate drums in which to heat and mix the aggregate.

•
Double Barrel Green System that expands liquid asphalt as it enters into the mixing section of the asphalt plant which allows the production of asphalt at much lower temperatures and allows the use of higher amounts of recycled material, thereby eliminating smoke and smell, and reducing fuel consumption compared to traditional single-drum asphalt plants.

•	Cold planers that remove and grind the old asphalt pavement for use in new mixes.
•	Cold-in-place recyclers and stabilizers that recycle material thereby eliminating trucking of materials to a central site.
•
Firestorm water heaters are used in the production of concrete, asphalt storage tanks and terminals and other applications. This provides major savings in fuel costs compared to heating water storage tanks.

10 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
•	Crushing equipment which crushes recycled asphalt thereby increasing the amount of recycled material used in the mix and significantly reducing the need for virgin oil products.
•	GT205 track screening plants use hybrid power consisting of electricity and fuel to reduce fuel usage.
•
Track-mounted wood chipping and recycling equipment is used to produce mulch and compost from waste wood. The unit not only reclaims fiber, but it removes material from the waste stream that fills our landfills, thus extending the life of existing landfills.

•	Astec machines have Tier 4 Final Emissions Technology available that reduces particulate matter and NOx emissions.
Our new, reinvigorated product development process also includes checks for energy efficiency and environmental impact in early stages of each project. We believe that as we pursue these sustainability initiatives that support our employees, customers, and communities, these initiatives will ensure that our businesses continue to create long-term value for our shareholders.
Human Capital Management and Corporate Culture
Our employees are guided by our vision: To connect people, processes and products, advancing innovative solutions from “Rock to Road” as OneASTEC. We are also guided by our values and our code of business conduct. In everyday work, our employees embody our core values of Safety, Devotion, Integrity, Respect and Innovation and in doing so, directly contribute to our reputation. Employees take pride in their work and value learning from one another. While our employees hold our values in common, they respect different perspectives and appreciate the opportunity to work with those with diverse backgrounds. We encourage employees to become involved in their communities and many employees do contribute their time and talents to community efforts. Our employees contribute to our efforts to provide a safe and healthy workplace for all.
In response to the COVID-19 pandemic, we continued to act in the best interest of our employees, partners, and the communities in which we operate, and which complied with government orders. This included having those employees who could, work from home to the extent they were able and implementing additional safety measures for our production and other employees continuing critical on-site work. Since the start of the COVID-19 pandemic, closely following the recommendations of the World Health Organization, the U.S. Centers for Disease Control and Prevention and local governments, we also took the following actions to ensure our employees were safe:
•	Encouraged all employees to be vaccinated by providing an additional day of paid time off;
•	adjusted work schedules to allow appropriate gaps between work-shifts enabling the proper amount of social distance between employees;
•	provided additional personal protective equipment to employees;
•	enabled employees to work from home where possible;
•	limited employee travel and encouraged quarantine upon return;
•	developed a special COVID-19 quarantine policy that mandated employees to take time off;
•	increased hygiene, cleaning and sanitizing procedures at all locations;
•	implemented temperature-taking and screening protocols for outside guests as well as employees upon entering facilities;
•	maintained a COVID-19 task force to increase communications and ensure our employees had access to up-to-date and accurate information; and
•	utilized technology to hold meetings virtually where possible.
We manufacture products deemed essential to critical infrastructure industries, including health and safety, food and agriculture, and energy, and as a result, substantially all of our production sites have continued to operate during the COVID-19 pandemic. This was possible because of our investments in creating physically safe work environments for our employees.
Compensation and Benefits
As we strive to be an employer of choice, we provide robust compensation and benefits. We achieve this by regularly conducting market reviews and adjusting our compensation programs as needed. In addition to salaries, we provide regional programs, that can include annual bonuses, share-based compensation awards, a 401(k) plan with employee matching opportunities, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, adoption and surrogacy assistance, employee assistance programs, tuition assistance and on-site services at several of our sites, such as health centers and fitness centers, among many others.
Health and Safety
The well-being and safety of our employees is of paramount value for us and this is consistent with our core values. We manage safety at (and from) the highest levels, using the same tools we employ to measure and improve other aspects of business performance, such as continuous improvement, key performance indicators, scorecards and performance management. More particularly, we undertake the following actions:
•
provide mandatory safety trainings each month at our production facilities, which are designed to focus on empowering our employees with the knowledge and tools they need to make safe choices and to mitigate risks;

•	local management completes safety management courses and cascades these safety practices throughout the organization, including daily “safety huddles” for each work-shift;
•	Site safety scorecards measure unsafe work observations, safety training hours, track leading indicators such as Near Misses, Training, Quick Job Safety Analysis (QJSAs);
•	Regularly feature safety best practices in our employee newsletter and town hall meetings;
•	Focus on OneASTEC Lockout/Tagout procedure; and
•	Use visual management throughout our facilities, and standardized signage.
Our company aspires to reduce its lost time and recordable injuries each year.

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During calendar year 2021, we also completed a Safety Climate Survey with a goal to implement, in 2022, a Behavioral Based Safety Program at each of our sites.
Talent Development, Diversity, Equity and Inclusion
Our key talent philosophy is to develop talent from within and supplement with external hires. This approach has yielded a deep understanding among our employee base of our business, products, and customers, while adding new employees and ideas in support of our continuous improvement mindset. Our talent acquisition team uses internal and external resources to recruit highly skilled and talented workers, and we encourage employee referrals for open positions.
In 2021, we developed and implemented a new company-wide Performance Management model and process to align our efforts to achieve company goals and targets. This new performance model includes values, professional development, and cascaded common performance goals.
We provide all employees a wide range of professional development experiences, both formal and informal, at all stages in their careers. In addition, talent development and succession planning for critical roles is a cornerstone of our talent program. Development plans are created and monitored for critical roles to ensure progress is made along the established timelines.
One of our core values – Respect – reflects the behavior we strive to include in every aspect of the way we conduct business. We recognize that our best performance comes when our teams are diverse and inclusive. We continue to define our diversity, equity and inclusion strategy. These efforts touch all levels of the Company, including our Board of Directors.
In 2021, we conducted our first global engagement survey. In total, 73% of our workforce responded and provided us with valuable feedback. Throughout the year, we focused on the three main areas of opportunity – Communication, Performance Management, and Diversity.
We also rely on our individual operating sites to regularly gather employee feedback, using the method each such site believes is most appropriate. In some instances that feedback is obtained through “Town Hall” formats; in other instances it is obtained through surveys. However the feedback is collected, the Company expects its managers to solicit and, where applicable, use employee feedback to improve its business practices and working environment. In addition, our CEO hosted 30 “roundtable” sessions in 2021. In each such session, up to 10 employees sign up to participate in a virtual roundtable to ask questions about activities of the Company and provide feedback about all activities that they encounter in their employment with the Company. These roundtables (intentionally capped at 10 participants to encourage candid conversations) have provided invaluable direct feedback to our senior management to effect meaningful change around communicating the activities of the Company to all employees. We expect such roundtables to continue for the foreseeable future.
In 2021, as the COVID-19 vaccine became available, we implemented regular leadership townhalls and roundtables at our various sites. Similar to the CEO townhalls and roundtable sessions, the Group Presidents and site General Managers use these meetings to provide key messages to the team, and to obtain critical employee feedback.
Overseeing Employee Ethical Standards and Adherence
As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. We promote honest and ethical conduct, compliance with applicable government regulations and accountability by all of our directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics and employee benefits. We ask these questions in an effort to ensure that the acquisition or partnership candidate is a positive cultural fit and to minimize any risk when assessing the acquisition or partnership candidate. In addition, we undertake following efforts in this arena:
•
Astec Code of Conduct and Ethics (“Code of Ethics”), available at https://astecindustries.com/legal/corporate-code-of-conduct.html sets forth our expectations of our employees, officers, directors and other stakeholders in respect of dealing fairly and honestly with our stakeholders: shareholders, customers, suppliers, competitors and employees. All of us are expected to behave in an ethical manner and to not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice. Our CEO, CFO, and other senior financial officers, including site controllers, are expected to comply with additional standards of conduct that are listed under the section of the Code of Ethics entitled “Supplemental Standards for Chief Executive Officer and Other Senior Financial Officers.”

•
Anonymous employee hotline for reporting possible violations of Code of Ethics is administered by an outside vendor. Telephone operators for this compliance hotline have been trained to receive the calls and generate a report to be sent to the Chief Compliance Officer of the Company.

•	Mandatory attestation, at hire, to the code of conduct from all employees.

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Supplier Code of Conduct
Only suppliers who comply with the expectations detailed in our Core Values, Code of Business Conduct and Ethics, Conflict Minerals Policy, California Transparency in Supply Chain Act and contract terms and conditions will be permitted to supply materials or services to Astec. Astec verifies its supply chain through the supplier onboarding and contracting process and under our Conflict Minerals program. As part of those programs, our suppliers are expected to respect all individuals and promote the core values of dignity and honor in their operations. This includes zero tolerance for human trafficking and illegal labor practices in the supply chain. Those organizations that do not follow our rigorous standards will not be permitted to do business with us. Our Supplier Code of Conduct is available at https://www.astecindustries.com/esg/.

13 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Shareholder
Engagement
We value our shareholders’ views and insights, and are particularly proud of our frequent and active shareholder engagement in calendar year 2021. Shareholder feedback received through this engagement is an integral part of our corporate governance practices. In calendar year 2021, we shifted our investor outreach online by participating in virtual investor conferences and virtual investor meetings. A summary of recent outreach is listed below:
•	Participated in four investor conferences
•	Conducted 115 one-on-one meetings with investors and research analysts
Shareholder Engagement Process
The Company oversees a rigorous, deliberate and comprehensive shareholder engagement process that builds better lines of communication between investors and management. Over the last several years, our management team has engaged with a significant number of our largest shareholders to hear their perspectives about issues that are important to them, both generally and with regard to the Company. This has helped us build informed and productive relationships with our shareholders. This program complements the ongoing dialogue throughout the year among our shareholders and our Chief Executive Officer, Chief Financial Officer, and Senior Vice
President of Administration and Investor Relations on financial and strategic performance of the Company. In calendar year 2021, in addition to sharing our response to the pandemic, we focused on continuing to update the shareholders on progress made on our transformational pillars: Simplify, Focus and Grow.
We believe that this shareholder engagement process promotes transparency between the Board and our shareholders and builds informed and productive relationships.

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Shareholder Engagement Cycle
Our year-round engagement cycle with the investors is reflected below:

Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate communication by shareholders with the Board, described below.
Communications with the Board
The Board has unanimously adopted a process to facilitate written communications by shareholders to the Board. Shareholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to: Board of Directors, c/o General Counsel, Corporate Secretary & Chief Compliance Officer, Astec Industries, Inc., 1725 Shepherd Road, Chattanooga, Tennessee 37421. The Corporate Secretary will promptly forward a copy of such communications to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee of the Board, to all members of the Board.

15 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
BOARD OF
DIRECTORS
Our Board’s responsibility, on behalf of our shareholders, is to oversee the conduct of our Company’s business, provide advice and counsel to our Chief Executive Officer and senior management, protect our Company’s best interests and foster the creation of long-term value for our shareholders. Our Board currently consists of
10 directors, including Mr. William B. Sansom, who is retiring and not standing for re-election at the Annual Meeting. Our Board has nominated Ms. Knoll for election to the Board. If elected, Ms. Knoll will replace Mr. Sansom as a Class III Director. Our Board is divided into three classes with staggered three-year terms.
Name	Age	Class	Director Since	Current Term Expires	Position	Committee Membership
						AC	CC	NCGC
Dorey, William G	77	I	2011	2023	Former President & CEO of Granite Construction Inc.	•
Gehl, William D	75	I	1999	2023	Former CEO of Gehl Company		•	•
Potts, Charles F	77	I	2014	2023	Former CEO of Heritage Construction and Materials			•
Ruffalo, Barry A	52	I	2019	2023	President and CEO of Astec Industries, Inc.
Baker, James B	76	II	2010	2024	Managing Partner of River Associates Investments, LLC	•
Tellock, Glen E	61	II	2006	2024	Former President and CEO of Lakeside Foods	•	•
Cook, Tracey H	54	III	2018	2022	VP of Fluor Corporation and President of AMECO	Chair	•
Howell, Mary L	69	III	2019	2022	CEO of Howell Strategy Group		•	Chair
Knoll, Linda I(1)	61	III	2022	N/A	Advisor, EXOR, NV	N/A	N/A	N/A
Sansom, William B	80	III	1995	2022	CEO of The H.T. Hackney Co.	•		•
Southern, William Bradley	62	III	2018	2022	Chairman & CEO of Louisiana-Pacific Corporation		Chair
(1) Director Nominee standing for election at the 2022 Annual Meeting
AC: Audit Committee CC: Compensation Committee NCGC: Nominating and Corporate Governance Committee

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BOARD COMPOSITION*

9 of 10 directors are independent

3 of 10 directors are female

AGE DIVERSITY*

Average
Age 60 years
40%
Over 70
20%
under 60
40%
60 to 70

BOARD TENURE*

Average
Tenure 7 years
50%
less than 5 years
10%
5 to 10 years
20%
11 to 15 years
20%
Over 15 years

* The Charts above assume that the Director Nominee Ms. Knoll’s nomination has been approved by the shareholders at the 2022 Annual Meeting, and Mr. Sansom has retired.
Summary of Director Qualifications and Experience Matrix
Our Board possesses a mix of diversity in terms of gender, background, age, skills, business experience, service on our Board and the boards of other organizations and viewpoints. Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes and tenure results in highly effective leadership.
The table below summarizes the skills, qualifications and attributes that are most important to us, and how the composition of our nominees for the Board meets these needs are explained in the next table.
Qualifications & Attributes
Accounting/Auditing: We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls.

Finance: Our business involves complex financial transactions and reporting requirements. We seek to have a number of directors who qualify as audit committee financial experts (as defined by the Exchange Act), and we expect all of our directors to be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.

Government/Regulatory: As a public company and responsible corporate citizen, we expect effective oversight and transparency, and our shareholders demand it. In addition, we seek directors with experience interacting with governmental agencies because our business is directly affected by governmental actions and socioeconomic trends.

Human Resources/Compensation: Attracting and retaining motivated individuals is key to success. We progressively evaluate and enhance human capital programs and diversity and inclusion initiatives. Our compensation programs are equitable and in line with shareholder interests.

Industry Experience: Experience in the industrial goods industry provides a relevant understanding of our business, strategy and marketplace dynamics. As such, we seek to have directors with experience as executives or directors or in other leadership positions in the industries in which we participate.

International: With global operations in several countries and prospects for further expansion, international experience helps us understand opportunities and challenges.

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Qualifications & Attributes
Manufacturing/Operational Excellence: Our core competencies include the design, engineering and fabrication of heavy equipment. We employ best practices to maximize operational efficiencies.
Mergers & Acquisitions: Mergers and acquisitions provide the opportunity to grow domestically and internationally.

Public Company Executive Experience: Experience in leading a large, widely-held organization provides practical insights on need for transparency, accountability and integrity, driven by practical understanding of organizations, processes, strategy and risk management, and know-how to drive change and growth.

Strategy: As a publicly-traded business, strategic planning and development are the foundation of achieving success.

Technology: We embrace technology to deliver products and services to the market, manage stakeholder data and enhance the customer experience. As such, we seek directors with backgrounds in technology because our success depends on developing and investing in new technologies and access to new ideas.

Qualifications & Attributes	Gehl	Baker	Knoll	Sansom*	Howell	Tellock	Potts	Dorey	Cook	Southern	Ruffalo
Accounting/Auditing	•	•			•	•		•	•
Finance	•	•		•	•	•		•	•	•	•
Government/Regulatory			•				•	•
Human Resources/Compensation			•	•			•	•	•	•	•
Industry Experience	•	•	•	•	•	•	•	•	•		•
International			•			•			•		•
Manufacturing/Operational Excellence		•	•	•			•			•	•
Mergers & Acquisitions		•	•	•		•	•	•	•	•	•
Public Company Executive Experience	•	•			•	•	•	•	•	•	•
Strategy	•		•		•	•	•		•	•	•
Technology							•				•
* Retiring Director not standing for re-election.
Board Evaluations, Diversity and Refreshment
We routinely assess the composition of the Board and aim to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board and the fresh ideas and perspective that can come from adding new members.
We are also committed to providing transparency about our Board and committee evaluation process. The chair of the Nominating and Corporate Governance Committee leads the Board’s self-evaluation process. Each director is asked to complete a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The questions also address the director’s own performance, and the performance of each of the director’s peers on the Board. The directors’ responses are aggregated and can be anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses, if they so choose. The chair summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares her findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve. For example, input generated by Board members in recent years has focused, among other things, on the composition of our Board, which has encouraged and informed our recent Board refreshment efforts.
Since 2018, we have added five highly-qualified directors, including three women, to the Board (including, if elected, Ms. Knoll). In addition, in 2017, the Board approved a Director Transition Plan which stipulates, unless waived by a majority vote of all of the directors then on the Board, any new director that reaches his or her 75th birthday will retire from the Board following the election of new directors at the next Annual Meeting of shareholders. Under the approved plan, all directors serving on the Board as of July 27, 2017 are eligible to serve for at least one additional complete term upon the expiration of their then current term.

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Board Diversity Matrix (As of the date of the 2022 Annual Meeting)
Total number of directors	10
		Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors		3	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native
American Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Note: The Charts above assume that the Director Nominee Ms. Knoll’s nomination has been approved by the shareholders at the 2022 Annual Meeting, and Mr. Sansom has retired.

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Nominees for Election of Class III Directors
The Board has nominated the following director for election as a Class III director for a three-year term expiring at the Annual Meeting of Shareholders in 2025:
Linda I. Knoll
Age: 61

Linda I. Knoll was a long-serving Chief Human Resources Officer (CHRO) for both Fiat Chrysler Automobiles and CNH Industrial, a global manufacturer of agriculture and construction equipment. She joined Case Corporation in 1994 - after spending more than a decade in supply chain and program management positions at General Dynamics - and beginning in 1999, became General Manager of the global Crop Production business of CNH Industrial. From 2003-2007, Ms. Knoll led manufacturing footprint restructuring/merger integration in North America and then directed the advancement of agricultural industrial operations and product development around the world. She was named CHRO in late 2007. Ms. Knoll was a member of the CNH Industrial Group Executive Council - the senior leadership committee responsible for management of the company - for 15 of her 25 years with the company. Additionally, she was part of the equivalent leadership team of Fiat Chrysler Automobiles for 10 years. A current Director of the Board of Iveco Group NV, she is a member of its ESG Committee and Chairs the Human Capital and Compensation Committee. Knoll is also a Board Director of Schneider Electric SE (since 2014) and serves on its Governance and Remuneration Committee and Chairs the HR and CSR Committee. She is also now an advisor to Exor NV, one of Europe’s largest diversified holding companies. Ms. Knoll is a graduate of Central Michigan University where she studied Business Administration, Economics and Journalism.

Ms. Knoll’s depth of public company leadership experience, her expertise in managing complex manufacturing operations, knowledge of operations of multi-billion-dollar global enterprises, and mergers and acquisitions (including integration) are especially valuable to the Board and the management team.

The Board has also nominated the following directors for re-election as Class III directors for three-year terms expiring at the Annual Meeting of Shareholders in 2025:
Tracey H. Cook
Age: 54

Tracey H. Cook is a Vice President of Fluor Corporation and has been the President of AMECO since 2014. Fluor is a Fortune 500 engineering and construction company and AMECO offerings include construction equipment, tools and scaffolding solutions. Ms. Cook joined Fluor Corporation in 1989 and, beginning in 2001, served as AMECO’s Chief Financial Officer, VP of Regional Operations for North America/Caribbean and Chief Operations Office for the business globally before becoming its President in 2014. In 2021, Ms. Cook led the divestiture of AMECO North America and continues to operate the remaining regional businesses of AMECO while also supporting M&A for Fluor Corporation. Prior to 2001, she worked in finance on multiple projects with various industry groups in addition to new business and e-commerce initiatives for Fluor. She then transferred to AMECO where she was instrumental in divesting the North American commercial equipment dealerships in 2001. She has a B.S. in Accounting from the University of South Carolina and has completed several executive management and leadership programs including Wharton and Thunderbird. Ms. Cook has been a director of the Company since 2018.
Ms. Cook brings nearly 31 years of experience in optimizing operations, finance, international business and the construction equipment industry. As a leader at a Fortune 500 engineering and construction company, Ms. Cook is uniquely qualified to provide relevant expertise that is very valuable to the Company as it executes its strategy. Ms. Cook serves as one of the financial experts and is the chair of the Company’s Audit Committee.

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Mary L. Howell
Age: 69

Mary L. Howell has served as Chief Executive Officer of Howell Strategy Group, an international consulting firm, since the firm’s founding in 2010. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 to 2009. She also served on the Textron Management Committee, which was composed of Textron’s top five executives responsible for the management of the company, for over 15 years. Ms. Howell served as Lead Director of the Board of Directors of Esterline Corporation, an aerospace and defense company until 2018. In addition, she serves on the Board of Vectrus, an industry-leading facilities management, logistics and network communications services company, and is a member of its Audit and Compensation Committees and Chairs the Strategy Committee. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine for her long-standing commitment to the U.S. Marine Corps and her leadership in various programs that have supported the Marine Corps mission. She graduated from the University of Massachusetts at Amherst with a Bachelor of Science Degree. Ms. Howell has been a director of the Company since 2019.
Ms. Howell has extensive experience in global operations, marketing, sales, business development and merger and acquisition transactions that strengthen the Board’s oversight of the Company’s strategic plans and enterprise risk. Ms. Howell also has significant board experience that has given her insight to sophisticated risk management practices that contributes to the Board’s oversight of the Company’s complex global operations.

William Bradley Southern
Age: 62

William Bradley Southern is the current Chairman of the Board of Directors of Louisiana-Pacific (“LP”), a global leader of high-performance building solutions based in Nashville, Tennessee, where he has also served as Chief Executive Officer and a member of the Board of Directors since 2017. Mr. Southern joined LP in 1999 and led LP’s siding business from 2005 to 2015 before taking the lead for OSB operations, a position he held until he was named Chief Operating Officer in 2016. Mr. Southern began his career with MacMillan Bloedel as a forester, where he held a variety of jobs in forestry, strategic planning, finance, accounting and plant management. He has a B.S. and a master’s degree in Forest Resources, both from the University of Georgia. Mr. Southern has been a director of the Company since 2018.
Mr. Southern brings to the Company more than 20 years of experience in the building materials manufacturing industry, including three years as CEO of a high-performance building solutions company. The Company benefits from his strong focus on operational execution and his fresh insights and perspective as the Company continues to execute its strategic plan to accelerate growth, improve profitability and drive shareholder value.

Continuing Directors Not Standing For Re-Election
The following Class I directors’ terms will continue until the 2023 Annual Meeting of Shareholders:
William G. Dorey
Age: 77

William G. Dorey served as Director, President and Chief Executive Officer of Granite Construction Incorporated from 2004 until his retirement from employment in 2010. Mr. Dorey continued to serve as a Director of Granite Construction until June 2017. Granite Construction is a publicly traded heavy civil contractor engaged in the construction and improvement of roads, mass transit facilities, airport infrastructure, bridges, dams and other infrastructure-related projects and the production of sand, gravel and asphalt concrete and other construction materials. Mr. Dorey started his career with Granite Construction in 1967 and held numerous positions over his 42 years with the company. Mr. Dorey has also served in various industry leadership roles, including founding Chairman of the Construction Industry Ethics and Compliance Initiative (CIECI) Steering Committee, trustee of the Norman Y. Mineta International Institute for Surface Transportation Policy Studies, member on the Construction Industry Round Table (CIRT), director of the California Chamber of Commerce, and director of the California Business Roundtable. Mr. Dorey has been a director of the Company since 2011.
Mr. Dorey has extensive experience within the infrastructure construction industry and his knowledge and understanding of the industry and our customer needs provides valuable insight to the Company.

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William D. Gehl
Age: 75

William D. Gehl who currently serves as the Chairman of the Board of Astec Industries, also previously served as a member of the Board and Chief Executive Officer of Gehl Company, a company engaged in the manufacturing of compact construction equipment, from 1987 and 1992, respectively, until his retirement in 2009. Mr. Gehl also served as Chairman of the Board of Gehl Company from 1996 until his retirement. Since June 2011, Mr. Gehl has been an owner and Chairman of IBD of Southeastern Wisconsin, an exclusive distributor of Interstate Batteries in southeastern Wisconsin. Mr. Gehl also serves as Chairman of the Board and a Director of FreightCar America, a public company engaged in the manufacturing of railroad freight cars. Mr. Gehl is a member of the state bars of Wisconsin and Florida. Mr. Gehl has been a Director of the Company since 1999.
Mr. Gehl, having served as the CEO of a publicly owned construction equipment manufacturing company for 17 years, brings a broad range of experiences in both strategic planning and management. Mr. Gehl’s manufacturing, marketing and financing knowledge is very valuable to the Company.

Charles F. Potts
Age: 77

Charles F. Potts is the Chairman of the Board of Heritage Construction and Materials, a provider of construction materials and services that operates in the Midwest United States and China. He previously served as Chief Executive Officer of Heritage Construction and Materials from 2003 thru 2012. Prior to joining Heritage Construction and Materials, Mr. Potts was employed as an executive officer of Ashland, Inc., where he served as President of APAC Inc. and Senior Vice President of Ashland Inc. Mr. Potts also served as the Director of Construction of the Florida Department of Transportation for 18 years. Mr. Potts has previously served as the Chairman of the Board of the National Center for Asphalt Technology, the International Center for Aggregates Research and the American Road and Transportation Builders Association. Mr. Potts has been a Director of the Company since 2014.
Mr. Potts brings extensive experience in, and knowledge of, the construction and aggregates industry to the Company. In addition to his executive leadership experience in the industry, he has conducted extensive research involving highway construction materials and pavement design and published the original guide specification for asphalt recycled pavements.

Barry A. Ruffalo
Age: 52

Barry A. Ruffalo has served as President and Chief Executive Officer (“CEO”) of Astec Industries since August 2019. Prior to joining Astec Industries, he was employed by Valmont Industries, a publicly-traded global producer of highly-engineered fabricated metal products, where he had served from 2015 to 2016 as Executive Vice President, Operational Excellence, from 2016 to 2017 as Group President - Energy & Mining, during 2017 as Group President - North America Structures/Energy/Mining and from 2018 to July 2019 as Group President of Global Engineered Support Structures. Preceding his career at Valmont Industries, from 2013 to 2015, Mr. Ruffalo served terms as President of the Irrigation and of the Infrastructure divisions of Lindsay Corporation, a publicly-traded global leader in proprietary water management and road infrastructure products and services.
Mr. Ruffalo has also served on the Board of Directors of Masonite International Corporation (NYSE: DOOR) since July 2021, where he also serves on the Human Resources and Compensation Committee. In addition, Mr. Ruffalo is active in trade association boards.
Mr. Ruffalo, based on his current service as a director at another publicly traded company, and as CEO of the Company, together with his prior service as an executive of two other companies, provides the Board with invaluable insight into industrial operations and knowledge of the Company’s current operations.

22 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
The following Class II directors’ terms will continue until the 2024 Annual Meeting of Shareholders:
James B. Baker
Age: 76

James Baker has been a Managing Partner of River Associates Investments, LLC and predecessor entities, a private equity investment fund which partners with management teams in buyouts, divestitures and recapitalizations of lower middle market companies since 2001. From 1993 to 2001, he was a Partner in River Associates, LLC. Mr. Baker was President and Chief Operating Officer (1991-1992) and Senior Vice President (1987-1991) of CONSTAR International, Inc., a plastics container manufacturer. Mr. Baker also formerly served as a director of Wellman, Inc. and US Xpress. Mr. Baker has been a director of the Company since 2010.
Mr. Baker’s strong background in all aspects of executing acquisitions, both in the U.S. and internationally, are valuable to the Company. He also has over 31 years of experience in strategic planning and operating decisions for middle market companies in a variety of industries. Mr. Baker, who serves as one of the financial experts of the Company’s Audit Committee, has a financial background and has had a wide range of experience in financial reporting for publicly-owned companies. He has served as an independent director on the audit committees of two public companies, had primary responsibility for the financial reporting of a public company and also worked with several public companies during his career with Arthur Andersen & Co.

Glen E. Tellock
Age: 61

Glen E. Tellock retired in June 2021 from Lakeside Foods, a privately-held international food processor, where he was President and CEO from May 2016 until his retirement. Previously, he served as the President and CEO of The Manitowoc Company, a manufacturer of construction and food service equipment, from May 2007 until October 2015. He also served as Chairman of the Board of The Manitowoc Company from February 2009 until October 2015. Prior to that, he served as Senior Vice President of The Manitowoc Company beginning in 1999 and President and General Manager of Manitowoc Crane Group beginning in 2002. Prior to joining Manitowoc in 1991, Mr. Tellock served as Financial Planning Manager with the Denver Post Corporation and as Audit Manager with Ernst and Whinney (now Ernst & Young, LLP). Mr. Tellock also currently serves as a director on the board of Badger Meter, Inc. and BitNile Holdings, Inc. Mr. Tellock has been a director of the Company since 2006.
Mr. Tellock, who serves as one of the financial experts of the Company’s Audit Committee and has previously served as an audit manager of a major accounting firm, provides the Board with extensive knowledge and experience with respect to financial reporting and risk assessment.
Accordingly, Mr. Tellock’s depth of public company leadership experience, expertise in managing complex manufacturing operations and knowledge in leading a multi-billion-dollar global company are especially valuable to the Board and management team. In addition, his knowledge of manufacturing and marketing of construction equipment both domestically and internationally provides the Board unique perspective.

Retiring Director Not Standing for Re-Election
Set forth below is information about our director who is not standing for re-election at the 2022 Annual Meeting:
William B. Sansom
Age: 80

William B. Sansom has served as the Chairman and Chief Executive Officer of The H.T. Hackney Co., a diversified wholesale food distributor in the Southeast and Midwest United States, since 1983. Formerly, Mr. Sansom served as the Tennessee Commissioner of Transportation from 1979 to 1981 and as the Tennessee Commissioner of Finance and Administration from 1981 to 1983. Mr. Sansom has also previously served as a director of the board of the Tennessee Valley Authority, including two terms as its Chairman; as a director on the board of First Horizon National Corporation; as a director of Martin Marietta Materials, Inc.; and has served as a director of Mid-American Apartment Communities. Mr. Sansom served for 15 years on the University of Tennessee Board and was vice-chairman for eight of those years. He also served on the Wake Forest Board and the Oak Ridge National Lab Board. Mr. Sansom has been a Director of the Company since 1995.

23 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
CORPORATE GOVERNANCE,
THE BOARD AND ITS COMMITTEES
Principles of Corporate Governance
Strong corporate leadership of the highest ethics and integrity has long been a major focus of the Company’s Board and management. As a result, we are committed to strong corporate governance practices. Highlights of our corporate governance practices include the following:
•
Currently, an independent director serves as the Chair of the Board. The Board has the responsibility to fill the positions of Chair of the Board and Chief Executive Officer as it deems best for the Company and its shareholders from time to time. The Chair of the Board has been designated to preside at the Board meetings and executive sessions so long as he or she is an independent director. In the Chair’s absence, the Board would designate another independent director to preside at these meetings.

•	All of the Company’s directors, other than Mr. Ruffalo, are independent, and all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
•	The independent directors meet in executive session without management present in connection with each quarterly Board meeting.
•
Directors must retire as of the date of the next annual meeting of shareholders after attaining age 75. Under the approved Director Transition Plan referenced above under “Board Refreshment”, all directors serving on the Board as of July 27, 2017 are eligible to serve for at least one additional complete term upon the expiration of their then current term.

•
If a director experiences a material change in his or her principal professional responsibility, including retirement from any such principal professional responsibility, such director should notify the Chair of the Board of the change and offer his or her resignation for consideration by the Board, which the Board may choose not to accept.

•	Directors are provided with orientation and continuing education opportunities on an ongoing basis relating to performance of their duties as directors.
•	The purpose, composition, structure, responsibilities and duties of each of the standing Board committees are set forth in written charters approved from time to time by the Board.
•
The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.

•
The Nominating and Corporate Governance Committee from time to time reviews the governance structures and procedures of the Company and suggests improvements thereto to the full Board, which, if adopted by the full Board, are then incorporated into our Corporate Governance Guidelines.

•	Each director must receive a majority of the shareholder votes present, in person or by proxy at the Annual Meeting.
•	We do not have a “poison pill” plan in place.
•
Our Insider Trading Policy prohibits our directors, officers and employees from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company Common Stock.

Independent Directors
The Company’s Common Stock is traded in the Nasdaq National Market under the symbol “ASTE.” Nasdaq requires that a majority of the directors be “independent directors,” as defined in the Rule 5605(a)(2) of the Nasdaq Rules. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that all of the current directors (and director nominees), except Mr. Ruffalo, the Company’s CEO, qualify as independent directors under Nasdaq Rules and our Corporate Governance Guidelines based on an analysis of all facts specific to each director.
Board Leadership Structure and Risk Oversight
William D. Gehl currently serves as Chairman of the Board and as such presides over and sets the agenda for meetings of the Board. We believe the Board’s current leadership structure facilitates the Board’s oversight of the Company’s risk management. The Company’s Board of Directors will periodically review its leadership structure to ensure that it remains the optimal structure for the Company and its shareholders.
The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Management informs the Board of the operational and financial risks the Company is facing, and the Board reviews the steps that management is taking to address and mitigate such risks. The Audit Committee maintains responsibility for overseeing our major financial and accounting risk exposures and the steps management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, as well as oversight of

24 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
compliance related to legal and regulatory exposure and cybersecurity. The Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full Board regarding these and other matters.
Board’s Role in Succession Planning
As reflected in our Corporate Governance Guidelines, the Board is responsible for planning for effective succession of the CEO and senior management, and the Board expects management to have an ongoing program for effective senior leadership development and succession. It is our practice to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. Additionally, the Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession.
Board Meetings and Attendance
The Company’s expectation is that all directors attend all meetings of the Board of Directors and committees on which they serve and the Annual Meeting of shareholders. During calendar year 2021, the Board of Directors held five meetings in person or telephonically, and the Board’s committees held the meetings described below. During calendar year 2021, each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during their term as a director and (2) the total number of meetings held by all committees of the Board on which the director served. All but one of the Company’s directors who were serving in such capacity at such time were in attendance at the Company’s 2021 Annual Meeting of shareholders. The independent directors meet in executive sessions at least four times a year after each quarterly board meeting.
Board Committees
During calendar year 2021 and currently, the Company’s Board of Directors had and has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Certain information regarding the Board’s committees is set forth below.
Audit Committee
The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, annually reviews and recommends to the Board the firm to be engaged as the independent registered public accounting firm for the next year, reviews with the independent registered public accounting firm the plan and results of the auditing engagement, reviews the scope and results of the Company’s procedures for internal auditing and inquires as to the adequacy of the Company’s internal controls over financial reporting. During calendar year 2021, the Audit Committee held seven meetings. The members of the Audit Committee from January 2021 through April 2021 were, Directors Baker (Chairman), Cook, Dorey, Frierson (retired following 2021 Annual General Meeting of the shareholders), Gehl, Howell, Potts, Sansom, Southern and Tellock. Starting May 2021, the members of the Audit Committee were, and currently are, Directors Cook (Chair), Baker, Dorey, Sansom, and Tellock. Mr. Baker, Ms. Cook and Mr. Tellock have been designated by the Board as Audit Committee financial experts. All members of the Audit Committee are independent (as independence is defined in the Nasdaq Rules). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Company’s current Audit Committee charter can be found on the Company’s website at www.astecindustries.com.
Compensation Committee
The Compensation Committee is authorized to evaluate, determine and approve the compensation of our executive officers, including our named executive officers with the exception of our CEO. Our Compensation Committee is also authorized to consider and recommend to the full Board the compensation of our CEO, review and approve the executive compensation plans and policies of the Company, and administer the Company’s stock incentive plans. The Compensation Committee is also responsible for reviewing and recommending to the Board of Directors for approval any changes to the compensation program for non-employee directors.
The members of the Compensation Committee from January 2021 through April 2021 were Directors Dorey (Chairman), Baker, Cook, Southern and Tellock. Starting May 2021, the Compensation Committee went through a refresh process, and starting July 2021, the members of the Compensation Committee were, and currently are, Directors Southern (Chair), Cook, Howell, Gehl, and Tellock. During calendar year 2021, the Compensation Committee held four meetings. All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Rules). The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Company’s current Compensation Committee charter can be found on the Company’s website at www.astecindustries.com. Pursuant to its charter, the Compensation Committee may form and delegate any of its responsibilities to one or more subcommittees comprised of one or more members of the Committee.
The Company’s Chief Executive Officer typically attends Compensation Committee meetings but is not present for the executive sessions or for any discussion of the CEO’s own compensation. The Company’s Chief Executive Officer has historically given the Compensation Committee a performance assessment and compensation recommendation for each of the other named executive officers. Those recommendations are then considered by the Compensation Committee when approving executive officer compensation. The Compensation Committee’s primary processes and procedures for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section beginning on page 33 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
During calendar year 2021, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during calendar year 2021, none of our executive officers served on the board of directors or the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s)

25 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
served on our Board of Directors or our Compensation Committee. None of the members of the Compensation Committee was an officer or employee of the Company during calendar year 2021 or at any time in the past.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof and is responsible for establishing and periodically reviewing and revising the Company’s corporate governance policies and principles. The members of the Nominating and Corporate Governance Committee from January 2021 through April 2021 were Directors Frierson (prior to his retirement from the Company’s Board), Howell, Potts and Sansom. Starting May 2021, the members of the Nominating and Corporate Governance Committee were, and currently are, Directors Howell (Chair), Gehl, Potts and Sansom. The Nominating and Corporate Governance Committee held one meeting in calendar year 2021 and has approved the Director nominations submitted in this Proxy Statement. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in the Nasdaq Rules). The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. A copy of the current Nominating and Corporate Governance Committee’s charter is available on the Company’s website at www.astecindustries.com.
Director Nomination Process
The Nominating and Corporate Governance Committee will consider written recommendations from shareholders for Company nominees to the Board. A shareholder who wishes to recommend a director candidate may do so by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the General Counsel, Corporate Secretary & Chief Compliance Officer, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. All recommendations received by the General Counsel, Corporate Secretary & Chief Compliance Officer will be presented to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider those candidates who meet the criteria described below, and the Nominating and Corporate Governance Committee will recommend to the Board nominees who best suit the Board’s needs.
In order for a shareholder to make a nomination (rather than a recommendation) of a director candidate for election at an upcoming annual meeting of shareholders, such shareholder’s nomination must comply with the requirements set forth in the Company’s Advance Notice Bylaws provision. See the heading “Shareholder Proposals” below for additional information.
The Nominating and Corporate Governance Committee recommends nominees for election to the Board based on a number of qualifications, including but not limited to, independence, character and integrity, diversity, financial literacy, education and business experience, sufficient time to devote to the Board, and a commitment to represent the long-term interests of the Company’s shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a shareholder.
The Nominating and Corporate Governance Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders. The Committee may also, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.
The Nominating and Corporate Governance Committee evaluates candidates to the Board by reviewing their biographical information and qualifications. If the Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating and Corporate Governance Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. As described above, the Committee will also consider candidates recommended by shareholders. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during their term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications. The Nominating and Corporate Governance Committee gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
In evaluating candidates to the Board, the Nominating and Corporate Governance Committee also takes into account the skill sets that are needed to balance and complement the skill sets of other candidates and members of the Board, and the skills and expertise of candidates that facilitate the Company’s compliance with the rules of the SEC and Nasdaq.
The Board is nominating Ms. Cook, Ms. Howell and Mr. Southern for election as Class III directors at the Annual Meeting, each of whom is currently a director. In addition, the Board is nominating Ms. Knoll for election as a Class III director at the Annual Meeting. Ms. Knoll is not currently a director. The Nominating and Corporate Governance Committee recommended each of the four nominees to the Board.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, our directors, officers and employees are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company Common Stock, such as such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.
Related Party Transactions
The Company recognizes that transactions between the Company and any of its related persons (as such term is defined in Item 404(a) of Regulation S-K of the Exchange Act) can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is

26 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a written policy with respect to related person transactions which requires either the Company’s Audit Committee or the Company’s Compensation Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the Company’s Audit Committee Charter, any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s related persons had, has or will have a direct or indirect material interest, must be reviewed, and if appropriate, approved or ratified by the Audit Committee.
There were no related person transactions during calendar year 2021 that would have required approval under the Company’s related party transaction policy.
Director Compensation
The following table sets forth the cash and other compensation the Company paid to its non-employee directors for their services during 2021.
Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
James B. Baker	85,000	100,000	185,000
Tracey H. Cook	78,000	100,000	178,000
William G. Dorey	18,000	165,000	183,000
William D. Gehl	123,000	100,000	223,000
Mary L. Howell	78,000	100,000	178,000
Charles F. Potts	13,000	165,000	178,000
William B. Sansom	13,000	165,000	178,000
William Bradley Southern	78,000	100,000	178,000
Glen E. Tellock	78,000	100,000	178,000
(1)	Mr. Ruffalo, our CEO, served as a director of the Company during calendar year 2021, but is not included in this section because he received no compensation for serving as a director.
(2)	Reflects annual retainers and supplemental annual retainers earned under the Company’s non-employee directors compensation plan and paid in cash, as described below.
(3)
Reflects the grant date fair value of (i) restricted stock units granted as payment of each director’s annual stock award, (ii) Common Stock awards granted as payment of the director’s annual retainer, with respect to Messrs. Dorey and Sansom, and (iii) deferred stock awards granted as payment of the director’s annual retainer, with respect to Mr. Potts, in each case pursuant to the Company’s non-employee directors compensation plan, as described below. The fair value of awards of Common Stock, restricted stock units and deferred stock was determined by reference to the closing market price of the underlying shares on the day prior to grant date and in accordance with FASB ASC Topic 718.

The following table shows the aggregate number of restricted stock units and deferred stock awards held by each director as of December 31, 2021:
Director	Restricted Stock Units	Deferred Stock Awards
Mr. Baker	1,263
Ms. Cook	1,263
Mr. Dorey	1,263
Mr. Gehl	1,263	18,093
Ms. Howell	1,263
Mr. Potts	1,263	12,567
Mr. Sansom	1,263
Mr. Southern	1,263
Mr. Tellock	1,263

27 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Material Terms of Non-Employee Directors Compensation Plan
Our director compensation program provides for both cash and equity compensation for our non-employee directors.
Annual Retainers. All non-employee directors receive an annual board retainer fee of $65,000, which they individually elect to receive in the form of cash, stock or deferred stock.
Supplemental Annual Retainers. Any non-employee director who serves as the Board’s non-Executive Chairman or Lead Director or serves on any Board committee receive a supplemental annual retainer as follows:
Service Description	Amount
Non-Executive Chairman	$50,000
Lead Director (if appointed)	$20,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000
Audit Committee member	$8,000
Compensation Committee member	$5,000
Nominating and Corporate Governance Committee member	$5,000
Non-employee directors may elect to defer the receipt of Common Stock received as payment of the annual retainer or upon conversion of restricted stock units issued as their annual stock award until the earlier of (i) his or her termination of service as a director, or (ii) another designated date at least three years after the date of such deferral election. If any dividends or other rights or distributions of any kind were distributed to shareholders prior to the non-employee director’s receipt of his or her deferred shares, an amount equal to the cash value of such distribution was credited to a deferred dividend account for the non-employee director. The deferred dividend account provides the non-employee director with the right to receive additional shares of Common Stock having a fair market value as of the date of the dividend distribution equal to the cash value of the distributions.
Annual Stock Award. Each non-employee director receives a grant of restricted stock units equal in value to $100,000 on the grant date on the day following each year’s annual shareholder meeting. The restricted stock units vest and convert to shares of Company Common Stock on the day prior to the next Annual Meeting of shareholders, unless the director makes an election to defer the receipt of the shares.

28 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in three successive years. The terms of directors of Class III expire with this Annual Meeting. The directors of Class I and Class II will continue in office until the 2023 and 2024 Annual Meetings of shareholders, respectively. At the present time, there are four directors serving in Class I, two directors serving in Class II and four directors serving in Class III, including
Mr. Sansom, who has decided not to stand for re-election at the Annual Meeting. To the extent that Ms. Knoll is elected as a director at the Annual Meeting, Ms. Knoll will replace Mr. Sansom as a Class III director. The shareholders are being asked to vote for the election or re-election of the four director nominees identified below to serve as Class III directors.
Name	Position with Astec
Tracey H. Cook	Director
Mary H. Howell	Director
Linda I. Knoll	Director
William Bradley Southern	Director
The relevant experiences, qualifications, attributes and skills of each nominee that led the Board to recommend them as a nominee for director are described in the section entitled “Board of Directors—Nominees for Election of Class III Directors” beginning on page 19 above.
The persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of Director Cook, Howell, Knoll and Southern, unless the authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. Each Class III director will be elected to hold office until the 2025 Annual Meeting of shareholders and thereafter until a successor has been duly elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

29 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
EXECUTIVE OFFICERS
The executive officers of the Company and their ages are as follows:
Name	Age	Position(s)
Barry A. Ruffalo	52	President and Chief Executive Officer
Rebecca A. Weyenberg	58	Chief Financial Officer
Matthew T. Litchfield Sr.	47	Chief Information Officer
Anshu Pasricha	42	General Counsel, Corporate Secretary & Chief Compliance Officer
Timothy A. Averkamp	50	Group President
Jaco Van der Merwe	49	Group President
Rebecca A. Weyenberg
Age: 58

Rebecca A. Weyenberg has served as Chief Financial Officer since December 2019. From 2017 to 2019, she served as Vice President of Global Finance Operations for Welbilt, Inc. (NYSE: WBT). Prior to her work with Welbilt, she served as Chief Financial Officer and Assistant General Manager for Berkeley Hall Club, a premier golf club in Bluffton, South Carolina, from 2015 to 2017. Previously, she served as Vice President, Global Processes, Standards and Shared Services from 2010 to 2015 and as Vice President Finance, North American Region with AGCO Corporation (NYSE: ACGO), from 2006 to 2010.

Matthew T. Litchfield Sr.
Age: 47

Matthew T. Litchfield Sr. has served as Chief Information Officer since September 30, 2019. Before joining Astec Industries, he was Vice President of Information Technology at JD Norman Industries from November 2014 to September 2019. Prior to joining JD Norman, he was Global IT Director at Methode Electronics, Inc. from 2010 to 2014. Mr. Litchfield has a Bachelor of Science in Computer Science and a Master of Business Administration, concentrating in International Business. He has managed global information technology teams for 25 years, including those at Cobra Electronics Corp. and Enesco, LLC.

Anshu Pasricha
Age: 42

Anshu Pasricha has served as General Counsel since October 2020, as General Counsel and Corporate Secretary since December 2020, and as General Counsel, Corporate Secretary & Chief Compliance Officer since June 2021. Prior to his employment with the Company, Mr. Pasricha was an equity shareholder with Koley Jessen, PC, LLO in Omaha, Nebraska, where he specialized in mergers and acquisitions, divestitures, joint ventures, commercial transactions, and provided counsel to his clients on strategic positioning in transactions, restructurings, and in expanding in international markets. Mr. Pasricha began his career in law in New York in 2007, first as an associate with Sullivan & Cromwell LLP, based out of New York and Melbourne, Australia offices, and then with White & Case LLP, based out of its New York office. Mr. Pasricha graduated from SUNY Buffalo with a Master of Science in Electrical Engineering and a Juris Doctor, and also completed graduate coursework in international trade and economic geography. During law school, Mr. Pasricha served as the editor-in-chief of the Buffalo Law Review, and as a judicial intern to the late former Chief United States Judge Donald C. Pogue of the United States Court of International Trade in New York.

30 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Timothy A. Averkamp
Age: 50

Timothy A. Averkamp has served as a Group President since November 2020. Upon joining Astec in November 2019, he was appointed Group President, Construction Machinery Solutions. Prior to joining Astec Industries, he worked for Deere & Company for 22 years in various leadership positions. His positions included President of the Transaxle Manufacturing of America Joint Venture (JV) business between Deere and Yanmar/Kanzaki, Director of Business Partner Integration (BPI) over Deere’s JV businesses with Hitachi Construction Equipment Company, Director BPI over the partnership businesses with Bell Equipment, Engineering Manager Advanced R&D (Construction/Forestry Equipment), Product Marketing Manager, amongst other technical and commercial positions. Mr. Averkamp has a Bachelor of Science in Mechanical Engineering from the University of Wisconsin-Platteville and a Master of Business Administration from the University of Dubuque.

Jaco van der Merwe
Age: 49

Jaco van der Merwe has served as a Group President since January 2019 after having previously served as Group President - Energy since August 2016. From 1998 until 2016, he held various leadership positions at Epiroc (formerly part of Atlas Copco) including, among others, Vice President Marketing for the Deephole Drilling group (2013 to 2016) and President/General Manager for the Mining and Rock Excavation Customer Center (2010 to 2013). Mr. van der Merwe’s career with Atlas Copco began as a Quality Manager in 1998. Prior to joining Atlas Copco, he held various positions at Denel Aviation.

31 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
SENIOR OFFICERS
Certain other senior officers of the Company and their ages are as follows:
Name	Age	Position(s)
Stephen C. Anderson	58	Senior Vice President, Administration and Investor Relations
Michael Norris	53	Senior Vice President, International and Aftermarket Sales
Gregory G. Oswald	57	Senior Vice President, Operational Excellence
Mark Roth	47	Senior Vice President, Corporate Development and Strategy
Todd Burchett	52	Vice President, Strategic Accounts
Jamie E. Palm	44	Vice President, Chief Accounting Officer and Corporate Controller
Stephen C. Anderson
Age: 58

Stephen C. Anderson has served as Senior Vice President of Administration and Investor Relations since 2011 and 2003, respectively. He was Secretary of the Company from January 2007 to December 2020. Mr. Anderson has been a Director of Astec Insurance Company since 2007. He was Vice President of Astec Financial Services, Inc. from 1999 to 2002. Prior to his employment with the Company, Mr. Anderson spent a combined 14 years in commercial banking with SunTrust and AmSouth Banks. Mr. Anderson graduated from the Stonier Graduate School of Banking, and has a Bachelor of Science in Business Management and a Master of Business Administration degree from University of Tennessee, Chattanooga.

Michael Norris
Age: 53

Michael Norris has served as Senior Vice President of International & Aftermarket Sales since January 2021. Mr. Norris joined the Company in January of 2018 and previously served as Vice President of International from October 2019. Prior to that, Mr. Norris served as VP of Global Aftermarket for Filtec Ltd. for two years. Prior to joining Filtec Ltd., Mr. Norris worked in the Mining and Construction industry for 18 years in various leadership roles in Sandvik Mining & Construction and Boart Longyear.
Mr. Norris has a Bachelor of Science in Mechanical Engineering from Auburn University and a Master of Business Administration from Kennesaw State University. Mr. Norris is also active in the community as a board member on a non-for-profit organization, the Bethlehem Center, based in Chattanooga, Tennessee.

Gregory G. Oswald
Age: 57

Gregory G. Oswald has served as the Senior Vice President of Global Operational Excellence since October 2019. Prior to his employment with the Astec, he held various positions at Lindsay Corporation (NYSE: LNN). From 2017 to 2019, Mr. Oswald served as the Senior Vice President of Global Operations at Lindsay Corporation. Mr. Oswald also served as the North American Vice President of Operations at Lindsay Corporation from 2013 to 2017, as well as the Director of Lean Manufacturing from 2008 to 2013. Prior to Lindsay Corporation, Mr. Oswald worked at Dana Corporation (NYSE: DAN) and held various positions, such a Lean Plant Manager as well as Global Lean Manager. Mr. Oswald is a Certified Lean Trainer. Mr. Oswald is also active board member on two non-for-profit organizations, the Lane Thomas Foundation based in Omaha, Nebraska and the Chattanooga Boys and Girls Club, located in Chattanooga, Tennessee.

32 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Mark Roth
Age: 47

Mark Roth has served as Sr. Vice President of Corporate Development & Strategy since February 2021. Prior to joining the Company, he was President of GuidePath Capital, LLC, a consulting firm providing advisory to companies in M&A and strategy. Mr. Roth served as Vice President of Corporate Development & Treasurer at Lindsay Corporation (NYSE: LNN), from January 2004 to February 2018. Prior to Lindsay, Mr. Roth was an Associate from 2001 to 2004, with McCarthy Group, Inc., a Midwest-based investment bank and private equity fund.

Todd Burchett
Age: 52

Todd Burchett has served as Vice President, Strategic Accounts since September 2020. Before joining Astec, from 2019 to 2020, he was Vice President of Mining and Industrial at Derrick Corporation. From 2012 to 2019, he held various commercial leadership positions at Rexnord Corporation including Director of Global Strategic Accounts. Preceding his career at Rexnord, he managed the commercial and business operation teams in the Belt Systems Product group at Caterpillar from 2005 to 2012.

Jamie E. Palm
Age: 44

Jamie E. Palm has served as Vice President, Chief Accounting Officer and Corporate Controller since November 2020. Prior to her employment with the Company, Ms. Palm was employed by ConnectWise, LLC, where she served as Vice President, Controller since June 2020. From March 2019 to June 2020, Ms. Palm served as Vice President, Corporate Controller and Chief Accounting Officer at Welbilt, Inc. (NYSE: WBT), and as Vice President, Corporate Controller from September 2017 to March 2019. Prior to Welbilt, Inc., Ms. Palm was Assistant Controller at Quality Distribution, Inc., from February 2017 to September 2017. She held financial reporting and finance roles of increasing responsibility with Bloomin’ Brands, Inc. (NASDAQ: BLMN), from 2012 to 2017 and was the Finance Director at Syniverse Technologies LLC, from 2009 to 2012. Ms. Palm began her career in public accounting at Ernst & Young LLP, where she worked from 2002 to 2009. Ms. Palm earned a Master of Accountancy degree and a Bachelor of Arts degree in accounting from the University of South Florida and is a certified public accountant.

33 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
COMPENSATION DISCUSSION AND ANALYSIS
Overview
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. This section includes, among other things, an explanation of the overall objectives of our compensation program, what it is designed to reward, and each element of the compensation that we pay. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in calendar year 2021 to the following individuals, who we refer to as our named executive officers:
•	Barry A. Ruffalo, President and Chief Executive Officer (“CEO”)
•	Rebecca A. Weyenberg, Chief Financial Officer (“CFO”)
•	Timothy A. Averkamp, Group President
•	Jaco G. van der Merwe, Group President
•	Anshu Pasricha, General Counsel, Corporate Secretary & Chief Compliance Officer
The discussion below is intended to help you understand the detailed information provided in the various tables included herein, and to put that information into context within our overall compensation program.
Objectives of Our Compensation Program
Our objectives with respect to the Company’s executive compensation program are to:
•	attract and retain qualified personnel who are critical to the Company’s long-term success and the creation of shareholder value;
•	create a strong link between executive officer compensation and the Company’s annual and long-term financial performance; and
•	encourage the achievement of Company performance goals by utilizing a performance-based incentive structure that is a combination of annual cash awards and stock grants.
In order to be effective, we believe our executive compensation program should effectively link Company performance with executive compensation, thereby aligning the interests of our executives with those of our shareholders. We seek to provide direct compensation that is competitive within the marketplace, and believe that a large portion of total compensation should be performance-based and in the form of annual cash incentives and long-term equity awards.
What we do:		What we don’t do:
✔	Engage an independent compensation consultant who reports directly to the Compensation Committee	✘	Provide significant perquisites
✔	Maintain a high percentage of executive pay as “at risk” compensation	✘	Provide guaranteed bonuses or long-term incentive awards
✔	Align targets for performance-based compensation to shareholder interests	✘	Permit engaging in short-term, hedging or speculative transactions involving Company’s Common Stock
✔	Maintain meaningful share ownership requirements for executive officers and directors	✘	Provide single-trigger change in control features
✔	Manage and assess risk in compensation programs annually	✘	Provide gross-up payments to cover personal income taxes or excise tax for payments made in connection with a change of control
✔	Mitigate undue risk by having a clawback policy with respect to performance-based compensation
✔	Periodically, and at least annually, seek shareholder feedback on our executive compensation

34 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
How We Determine and Assess Executive Compensation
Our Compensation Committee of the Board of Directors, composed entirely of independent directors, reviews, determines and approves the base salaries, annual cash incentives, long-term incentives and other compensation of our executive officers, including our named executive officers, with the exception of our CEO. The Compensation Committee performs the same review process regarding the compensation of our CEO but recommends any changes to the CEO’s compensation to the full Board for final approval. Our Compensation Committee is also responsible for making recommendations to the Board with respect to the Company’s executive compensation policies and the adoption of stock and benefit plans.
Our Compensation Committee’s policy is to set senior executive pay at sufficiently competitive levels to attract, retain, and motivate highly talented individuals to contribute to our goals, objectives, and overall financial success. Compensation decisions for named executive officers are reviewed and approved by the Compensation Committee on the basis of the financial performance of the Company and a subjective assessment of a number of factors, which fall into three general categories:
•
Company performance factors, including financial and operational performance of our businesses. Generally, annual cash incentives are based on achievement of performance goals relating to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), working capital turnover (WCT) and an employee safety metric, and performance-based long-term incentive compensation is earned based on achievement of performance goals relating to return on invested capital (ROIC) and total shareholder return over a three-year performance period.

•
Individual performance factors, including a named executive officer’s management, leadership, staff development, contribution to the Company’s growth, scope of responsibilities and experience and an assessment of such officer’s future performance potential.

•	Competitive market practices, including information provided by outside compensation consultants, as described below.
Independent Compensation Consultant and Peer Group
The Compensation Committee regularly retains and seeks input from independent compensation consultants in its decision-making process. Since May 2020, the Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain or dismiss the consultant, and to obtain its advice at Company’s expense. During calendar year 2021, the Compensation Committee worked with FW Cook to: assess our executive compensation structure, review considerations and market practices related to short-term incentive plans and long-term equity incentive program design; collect comparative compensation levels for each of our executive officer positions, which included assessment of our executive officers’ base salaries, short-term annual incentive targets and long-term equity compensation levels; review our equity compensation strategy; and review other market practices and trends. The market context and other information provided by FW Cook are among many factors that the Compensation Committee considers when making its decisions. FW Cook also assisted in the preparation of the Company’s public filings with regard to executive compensation, and provided advice on our 2021 Equity Incentive Plan in respect of market practices.
With FW Cook’s assistance, the Compensation Committee reviewed and analyzed competitive market data as background information in connection with setting calendar year 2021 compensation levels and to obtain a general understanding of current compensation practices. Data sources included industry-specific and size-adjusted published survey data. In addition, the Compensation Committee compared compensation opportunities for our executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our “Peer Group”). Our Peer Group that was used as a general reference point in setting calendar year 2021 compensation for our executive officers consisted of the following 17 comparably-sized companies from the industrial manufacturing industry, each with significant international revenue:
Alamo Group Inc.	Lindsay Corporation
Altra Industrial Motion Corporation	Manitowoc Co.
Circor International Inc.	Nordson Corporation
Columbus McKinnon Corporation	SPX Corporation
Commercial Vehicle Group	Standex International
Enerpac Tool Group (f/k/a/ Actuant Corporation)	The Shyft Group, Inc.
Enpro Industries, Inc.	The Toro Company
Federal Signal Corporation	Wabash National Corporation
Greenbrier Companies, Inc.
FW Cook recommended a change in our Peer Group in connection with its work in calendar year 2021. In connection with this work, FW Cook recommended the removal of Nordson Corporation and The Toro Company (each being outside of the desired financial size range compared to the Company), and the addition of the following companies (each of which are of comparable size to the Company and are frequently included in the peer groups of our other peer companies):

35 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Barnes Group
Chart Industries
Hyster-Yale Materials
John Bean Technologies
Mueller Water Products
The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq Rules. In doing so, the Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of work performed by FW Cook and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not perform any separate additional services for management. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that FW Cook was independent and that there were no conflicts of interest.
The independent consultant will continue to periodically advise the Compensation Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Compensation Committee and work on its behalf on matters related to the Compensation Committee’s purposes and responsibilities as set forth in the Compensation Committee charter, which is available through the Investor Relations section of our website at www.astecindustries.com. FW Cook will meet with the Compensation Committee at least once a year and attend regular Compensation Committee meetings in person or by telephone as requested.
Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation
At the Annual Meeting of Shareholders on April 27, 2021, approximately 97.7% of the shares voted were cast to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2021 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our shareholders. The results of this advisory vote on executive compensation shows that the compensation paid to our named executive officers and the Company’s overall pay practices were supported by a vast majority of the shares voted. No specific changes were made in the compensation paid to our executive officers due to the results of this advisory vote.
Currently, our policy is to have an advisory vote on executive compensation every year. This is based on the results of the shareholder vote at the Annual Meeting of Shareholders on April 27, 2017. A vote to recommend the frequency of advisory shareholder votes on the compensation of executive officers is required every six years, and accordingly, a vote to recommend the frequency of such votes in the future will occur at the 2023 Annual Meeting.
Elements of Our Compensation Program
In calendar year 2021, the principal elements of our executive compensation program, and the purposes for each element, were as follows:
Component	Objectives	Key Features
Base Salary	Recognizes market pay information, as well as individual experience, performance and level of responsibility	Reasonable level of fixed compensation designed to attract and retain talent
Annual cash incentive	Motivates and establishes a strong link between pay and performance	Variable, at risk compensation directly tied to the achievement of financial and strategic annual goals
Long-term equity incentive	Aligns management compensation with creating long-term shareholder value and retains talent through multiyear vesting; Facilitates stock ownership by employees	Time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs) that vest based on continued employment and satisfaction of performance goals
In addition to the above described key components, the Company’s executive officer compensation program also includes certain limited perquisites and executive benefits, including contributions to the Company’s Supplemental Executive Retirement Plan (“SERP”), a non-qualified deferred compensation plan (“Deferred Compensation Plan”) that allows participants to defer a portion of their base salary and/or annual bonus (which plan became effective January 1, 2021), as well as other benefits that are generally available to all employees of the Company, including medical and 401(k) plans.
Base Salary
Base salary is the fixed component of our named executive officers’ total direct compensation, as opposed to at-risk compensation based on performance. The Compensation Committee reviews base salaries on an annual basis and base salary increases for named executive officers, when given, historically have reflected a cost of living adjustment, with further increases approved by the Compensation Committee based on a subjective assessment of a number of factors as discussed above. Base salary changes for the CEO are approved by the Company’s full Board.

36 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
In determining base salaries for the named executive officers each year, the Compensation Committee considers evaluations and recommendations provided by the Company’s CEO regarding whether adjustments to base compensation of the other named executive officers are warranted (each of whom report directly to the CEO), its own observations, and information provided by compensation consultants. In recommending changes to the CEO’s base salary to the full Board for approval, the Compensation Committee considers its own observations and assessments with respect to individual performance, the CEO’s leadership of the Company and information provided by outside compensation consultants.
After considering these factors, and discussing proposed salaries for the other named executive officers with the CEO, the Compensation Committee approved annual salaries for the named executive officers (with the indicated percentage increases), effective January 1, 2021:
Executive Officer	2021 Base Salary	Percentage Change
Mr. Ruffalo	$815,000	8.7%
Ms. Weyenberg	$405,000	8.0%
Mr. Averkamp	$380,000	18.8%
Mr. van der Merwe	$380,000	0.0%
Mr. Pasricha	$350,000	0.0%
Changes to the compensation for Mr. Ruffalo and Ms. Weyenberg were to bring their compensation in line with similarly situated executives in our industry, and were based in part on FW Cook’s compensation study and market analysis completed in 2020. Changes to the compensation for Mr. Averkamp were to bring his compensation in line with similarly situated executives in our industry, after taking into account increased managerial responsibilities during 2020 following the departure of another executive officer in November 2020, and were based in part on FW Cook’s compensation study and market analysis completed in 2020. No changes were made to the compensation of Mr. van der Merwe who received a 22.6% increase in 2020, or for Mr. Pasricha who commenced his employment with the Company in October 2020.
Annual Cash Incentive Compensation
We provide annual cash incentive opportunities to motivate and reward the named executive officers for achievement of financial results and key business objectives. For calendar year 2021, the Compensation Committee continued with our annual incentive plan (AIP), consistent with the AIP that was in place for calendar year 2020. The AIP was redesigned in 2020 to ensure that it was aligned with our short-term strategy and to adjust the program to be more aligned with market practice. The primary components of the program are discussed below.
A target bonus opportunity is set for each named executive officer as a percentage of base salary, with the percentage varying depending their position, based on a review of competitive market practices and internal equity. For 2021, the AIP target amounts for the named executive officers were as follows:
Executive Officer	Target Incentive (% of Base Salary)	Target Incentive ($)
Mr. Ruffalo	100%	$815,000
Ms. Weyenberg	70%	$283,500
Mr. Averkamp	60%	$228,000
Mr. van der Merwe	60%	$228,000
Mr. Pasricha	50%	$175,000
In order to earn any annual incentive, a plan trigger goal must be achieved. For calendar year 2021, the plan trigger goal was achieving at least 65% of a target Adjusted EBITDA goal, or $64 million. Assuming the plan trigger goal was achieved, actual incentive amounts that could be earned by the named executive officers for 2021 ranged from 50% (for performance at threshold levels) to a maximum of 200% (for performance above target levels) of their respective target bonus amounts, based on the level of achievement of performance goals relating to three key metrics: Adjusted EBITDA (weighted 50%), Working Capital Turnover (weighted 35%), and a non-financial metric related to employee safety (weighted 15%). Performance goals for the CEO, CFO and other corporate officers relate 100% to total Company performance, while awards to Group Presidents relate 50% to overall Company performance and 50% to their respective Group’s performance. We retained the Adjusted EBITDA (defined below) as an AIP performance metric for calendar year 2021 because we continue to believe that it is an efficient short-term measure of operating performance, profitability and cash flow. We also retained Working Capital Turnover (defined below) as an AIP performance metric for calendar year 2021 because it is an important indicator of how efficiently we use our working capital to support our sales, which we believe is critical to our success. We retained the non-financial metric related to employee safety as an AIP performance metric because we believe the safety of our employees is of paramount importance and should always be a high priority in measuring our success.

37 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Company Performance Goals and 2021 Results
	Weighting	Threshold	Target	Maximum	Actual 2021 Results	Actual Payout as a % of Target
Adjusted EBITDA(1)	50%	$78.3M	$97.9M	$117.5M	$67.8M	0%
Working Capital Turnover(2)	35%	2.3	2.9	3.5	2.7	83%
Safety Metrics(3)	15%	1.58	1.26	0.95	1.71	0%
Payout % (% of Target)		50%	100%	200%		29%(4)
(1)
Adjusted EBITDA is a non-GAAP financial measure that is defined as net income before interest, income taxes, depreciation and amortization, further adjusted for gains or losses outside the normal scope of our ordinary activities including but not limited to restructuring costs, asset impairments, gains or losses on the sale of assets or businesses, transformation program costs, exit expenses for employee benefit plans, and other items of income, expense, gain or loss, that, in the case of each of the foregoing are identified in the publicly filed reports.

(2)
Working capital turnover ratio is a formula that calculates how efficiently the company utilizes working capital to support sales and growth. Working capital is current assets minus current liabilities. The working capital turnover ratio is calculated as follows: annual net sales divided by the average amount of working capital during the same year.

(3)
Safety Metric derived from the United States Occupational Safety and Health Administration Incident Rate, which compares the Company’s safety performance against a national or state average, and is defined as the number of work-related injuries per 100 full-time workers during a one-year period.

(4)
Mr. Averkamp and Mr. van der Merwe’s 2021 AIP incentive goals were based 50% on Company performance and 50% on their respective Group’s performance. Combined Company performance and Group performance resulted in actual payouts to Mr. Averkamp and Mr. van der Merwe as a percentage of their AIP target bonus opportunity of 36% and 54%, respectively.

Based on achievement on the performance goals in calendar year 2021, the Compensation Committee approved the following 2021 AIP bonus payments for the named executive officers: Mr. Ruffalo, $235,331; Ms. Weyenberg $81,861; Mr. Averkamp, $82,793; Mr. van der Merwe, $123,120; and Mr. Pasricha, $50,531.
Long-Term Incentive Compensation
Grants of equity-based compensation are designed to create a strong and direct link between executive officer pay and shareholder return and to enable executive officers to develop and maintain a long-term position in the Company’s common stock. For calendar year 2021, the Committee approved equity awards to key employees, including the named executive officers, consisting of time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs). RSUs comprise 50% of the calendar year 2021 total Long-Term Incentive (“LTI”) value, and will vest in equal installments on the first three anniversaries of the grant date, subject to the participant’s continued employment with the Company. PSUs comprise the remaining 50% of the total LTI value awarded in calendar year 2021, and can be earned in amounts between 0% and 200% of a target award amount. The PSUs granted in calendar year 2021 have a single, three-year performance period and will vest and be earned on the third anniversary of the grant date. The amount of PSUs earned will be based on the level of achievement of performance goals relating to two metrics:
•	Return on invested capital (ROIC) accounts for 50% of the total PSU award value. ROIC has historically been tied to shareholder value, and supports a disciplined approach to capital management.
•
Total shareholder return (TSR) relative to a peer group accounts for the remaining 50% PSU award value. This metric has been used as a performance measure for RSU awards since 2016, and measures our stock price performance relative to a custom peer group. PSUs may be earned between 0% and 200% of the target award based on our TSR relative to our peer group, as follows: 200% of the target award is earned if our TSR is at the 80th percentile and above; 100% of the target award is earned if our TSR is at the 50th percentile; 50% of the target award is earned if our TSR is at the 20th percentile; and 0% of the target award is earned if our TSR is below the 20th percentile.

The Committee approved awards of RSUs and PSUs for each named executive officer with the intended target grant values and the number of RSUs and PSUs granted to each named executive officer being as follows:
	Time-Based RSUs		PSUs - ROIC		PSUs - TSR
	Target Award Value ($)	Awards Granted	Target Award Value ($)	Awards Granted (at target)	Target Award Value ($)	Awards Granted (at target)
Mr. Ruffalo	900,000	13,251	450,000	6,626	450,000	6,625
Ms. Weyenberg	400,000	5,890	150,000	2,209	150,000	2,208
Mr. van der Merwe	215,000	3,166	107,500	1,583	107,500	1,582
Mr. Averkamp	215,000	3,166	107,500	1,583	107,500	1,582
Mr. Pasricha	200,000	2,945	100,000	1,473	100,000	1,472

38 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Deferred Compensation Plan
The Deferred Compensation Plan is a nonqualified deferred compensation plan that the Company adopted effective January 1, 2021, to provide select employees, including its executive officers, with an opportunity to voluntarily defer the receipt of a portion of their base salary and/or annual cash incentive awards. The Compensation Committee believes that providing opportunities to defer taxable income is an important part of an attractive rewards program necessary to recruit and retain qualified executive officers.
Perquisites and other Executive Benefits
Executive officers are eligible for certain perquisites and additional benefits that are not available to all employees (but are available to many management level employees), such as our Supplemental Executive Retirement Plan (“SERP”). The SERP provides additional benefits to individuals whose retirement benefits are affected by the limit on the maximum amount of compensation which may be taken into account under the Company’s 401(k) plan and provides additional benefits on annual profit-sharing distributions not recognized under the 401(k) plan. Additional details regarding perquisites and other benefits provided to our named executive officers are disclosed in the Summary Compensation Table and described in the accompanying narrative.
We believe the perquisites and additional benefits provided to our named executive officers are reasonable in light of industry practices and competitive with the perquisites provided to executive officers within our peer group. We review the perquisites provided to our executive officers on an annual basis to ensure that we are providing benefits that align with our overall compensation goal of providing competitive compensation to our executive officers that maximizes the interests of our shareholders.
Executive Officer Severance Agreements and Change in Control Severance Plan
Each of the Company’s named executive officers is a party to a severance agreement with the Company, and also participates in an Executive Change in Control Severance Plan, which provide for the payment of severance compensation and benefits in certain termination and change of control scenarios. The Compensation Committee believes the (i) severance agreements are important because providing severance benefits is an important recruitment and retention tool that is necessary in the competitive marketplace for talented executives and (ii) participation in the Executive Change in Control Severance Plan is important to encourage the Company’s CEO and the named executive officers to continue to work in the best interests of the Company and its shareholders in a potential change of control situation, and to evaluate any possible transaction with the maximum degree of independence and objectivity by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the Company. All benefits under our change of control plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction. Please see “Potential Payments Upon Termination or Change of Control” section below for descriptions of these agreements.
Other Factors Affecting Compensation
Tax Considerations
Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a company’s named executive officers. Prior to enactment of the Tax Cuts and Jobs Act of 2017, this limitation generally did not apply to compensation paid to the chief financial officer or to compensation paid based on achievement of pre-established performance goals if certain requirements were met.
With the repeal of the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning on or after January 1, 2018, compensation paid to our covered executive officers in excess of $1 million will not be deductible, except for certain arrangements in place as of November 2, 2017 that qualify for transition relief under the new 162(m) rules.
Accounting Considerations
The Company considers the accounting implications of all aspects of its executive compensation program. As a result of the provisions of FASB ASC Topic 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on our selection of forms of equity compensation. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve the most favorable accounting and tax treatment possible as long as doing so does not conflict with intended plan design or program objectives.

39 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Additional Executive Compensation Policies
Stock Ownership Guidelines
In 2021, the Compensation Committee updated the Company’s Stock Ownership Guidelines for Executives, and generally, either maintained or increased the amounts that the Company requires the Company executives to accumulate and hold shares of common stock of the Company. Accordingly, the Company requires Company executives to accumulate and hold shares of common stock of the Company having a value of at least the following:
CEO	5x annual base salary
Executive Officers (as described on page 29)	3x annual base salary
Other Senior Officers (as described on page 31)	1.5x to 2x annual base salary
Until the Executive has satisfied the above stock ownership guidelines, such Executive is required to retain fifty percent (50%) of the “net shares” of common stock received from the Corporation as compensation that are issued after July 28, 2016. Furthermore, once an executive has satisfied the stock ownership guidelines, any future sales of stock by such executive shall be permitted only to the extent that such executive shall continue to meet the guidelines immediately following such sale.
Clawback Policy
The Company adopted a Clawback Policy on April 26, 2018 covering current and former executive officers. Compensation subject to the policy includes annual cash bonus and performance-based stock awards. Under the policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, the Company will use reasonable efforts to recover excess amounts paid to the aforementioned executives whom the Board has determined engaged in fraud or willful misconduct that contributed to the need to restate the financial statements for any period within the three most recently completed fiscal years.

40 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
EXECUTIVE
COMPENSATION
Summary Compensation Table
This table provides information regarding compensation paid to or earned by our 2021 named executive officers for each of the years ended December 31, 2021, 2020 and 2019 in which they were also named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (6)	Total ($)
Barry A. Ruffalo, Chief Executive Officer	2021	$815,000	$—	$2,252,455	$235,331	$166,939	$3,469,725
	2020	750,000	149,625(1)	1,308,392	299,250	171,298	2,678,565
	2019	292,788	500,000(4)	750,068	—	187,020	1,729,876
Rebecca A. Weyenberg, Chief Financial Officer	2021	$405,000	$—	$864,229	$81,861	$80,380	$1,431,470
	2020	375,000	52,369(1)	536,660	104,738	296,258	1,365,025
	2019	28,365	75,000(5)	200,042	—	—	303,407
Jaco G. van der Merwe, Group President	2021	$380,000	$—	$538,064	$123,120	$81,239	$1,122,423
	2020	366,292	64,068(1)	653,631	128,136	74,144	1,286,271
	2019	310,000	—	11,410	170,301	49,859	541,570
Timothy A. Averkamp, Group President	2021	$380,000	$—	$538,064	$82,793	$71,527	$1,072,384
	2020	320,000	69,752(1)	387,510	45,504	53,389	876,155
Anshu Pasricha, General Counsel, Corporate Secretary & Chief Compliance Officer	2021	$350,000	$—	$500,590	$50,531	$114,592	$1,015,713
(1)
Amounts reflect discretionary bonuses awarded to NEOs in recognition of significant contributions to the success of the Company during a period when Company revenue and earnings were negatively impacted by COVID-19.

(2)
Amounts reflect the grant date fair value of RSUs granted in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the time-based RSUs is based on the closing market price of the Company’s common stock on the day prior to the grant date multiplied by the number of RSUs granted. The grant date fair value of the performance-based RSUs with an ROIC performance metric is based on the closing price of the Company’s common stock on the day prior to the grant date and the probable outcome of performance-based conditions at the time of grant. Grant date fair value for the performance-based RSUs with a TSR performance condition are determined using a Monte-Carlo simulation model. For more information regarding annual RSU grants pursuant to our long-term incentive program, see the Compensation Discussion and Analysis section of this proxy statement.

(3)	Reflects annual incentive award earned based on achievement of pre-established performance goals, as more fully described in the Compensation Discussion and Analysis section of this proxy statement.
(4)	Reflects guaranteed portion of annual incentive award.
(5)	Reflects payment of a sign-on bonus.

41 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
(6)	Amounts included in this column for 2021 include the following:
	Ruffalo	Weyenberg	van der Merwe	Averkamp	Pasricha
Employer contribution to 401(k) plan	$8,700	$8,700	$8,700	$8,700	$8,700
Employer contribution to SERP	$122,150	$54,163	$56,002	$46,808	$35,801
Automobile	$18,309	$15,699	$15,951	$15,423	$15,690
Reimbursed relocation costs	—	—	—	—	$34,178
Tax gross-up on relocation cost reimbursement	—	—	—	—	$19,868
Use of Company Aircraft	$15,686	—	—	—	—
Group Term Life	$2,084	$1,808	$586	$586	$355
Other	$10	$10	—	$10	—
TOTAL	$166,939	$80,380	$81,239	$71,527	$114,592

42 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Grants of Plan-Based Awards for Calendar Year 2021
The following table sets forth individual grants of awards made to each named executive officer during calendar year 2021.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Mr. Ruffalo		407,500	815,000	1,630,000
	4/30/21							13,251	1,020,327
	4/30/21				3,313	6,626(2)	13,252		510,202
	4/30/21				3,313	6,625(3)	13,250		721,926
Ms. Weyenberg		141,750	283,500	567,000
	4/30/21							5,890	453,530
	4/30/21				1,105	2,209(2)	4,418		170,093
	4/30/21				1,104	2,208(3)	4,416		240,606
Mr. van der Merwe		114,000	228,000	456,000
	4/30/21							3,166	243,782
	4/30/21				792	1,583(2)	3,166		121,891
	4/30/21				791	1,582(3)	3,164		172,391
Mr. Averkamp		114,000	228,000	456,000
	4/30/21							3,166	243,782
	4/30/21				792	1,583(2)	3,166		121,891
	4/30/21				791	1,582(3)	3,164		172,391
Mr. Pasricha		87,500	175,000	350,000
	4/30/21							2,945	226,765
	4/30/21				737	1,473(2)	2,946		113,421
	4/30/21				736	1,472(3)	2,944		160,404
(1)	Represents potential threshold, target and maximum payout opportunities for financial performance in calendar year 2021 under the annual cash incentive plan.
(2)
Reflects performance-based restricted stock units that vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects performance-based restricted stock units that vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to relative total shareholder return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(4)
Reflects time-based restricted stock units that vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(5)
Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the time-based restricted stock units is based on the closing market price of the Company’s common stock on the day prior to the grant date. Grant date fair value for the performance-based restricted stock units that vest based on the average return on invested capital performance metric is based on the closing market price of the Company’s common stock on the day prior to the grant date and the probable outcome of performance-based conditions at the time of grant. Grant date fair value for the performance-based restricted stock units with a TSR performance condition are determined using a Monte-Carlo simulation model.

43 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Ratio of Chief Executive Officer to Median Employee Compensation in 2021
The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To determine our median employee pay, we considered all employees of the Company and its consolidated subsidiaries as of December 31, 2021. We chose actual year-to-date total gross pay (which included base pay, commissions, overtime payments, bonuses, stock incentive award vesting during the year and vacation pay) as our consistently applied compensation measure utilized in the determination. We did not annualize compensation for employees who commenced work during 2021.
Using this methodology, we identified the median employee and then determined the median employee's total annual compensation in accordance with the rules that apply to named executive officers in the Summary Compensation Table. The total annual compensation of our median employee was $58,844. The total annual compensation of our CEO was $3,469,725. Accordingly, the ratio of CEO pay to median employee pay was 59:1.
Outstanding Equity Awards at December 31, 2021
This table discloses outstanding stock awards for the named executive officers as of December 31, 2021.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Mr. Ruffalo	8,461(1)	586,093	13,002(8)	900,649
	1,212(6)	83,955	13,002(9)	900,649
	13,068(7)	905,220	13,252(11)	917,966
	13,251(10)	917,897	13,250(12)	917,828
Ms. Weyenberg	1,781(2)	123,370	5,634(8)	390,267
	5,662(7)	392,207	5,636(9)	390,406
	5,890(10)	408,001	4,418(11)	306,035
			4,416(12)	305,896
Mr. van der Merwe	299(5)	20,712	4,534(8)	314,070
	3,846(6)	266,413	4,532(9)	313,932
	4,555(7)	315,525	3,166(11)	219,309
	3,166(10)	219,309	3,164(12)	219,170
Mr. Averkamp	1,096(3)	75,920	4,070(8)	281,929
	4,089(7)	283,245	4,068(9)	281,790
	3,166(10)	219,309	3,166(11)	219,309
			3,164(12)	219,170
Mr. Pasricha	2,877(4)	199,290	2,946(11)	204,069
	2,945(10)	204,000	2,944(12)	203,931
(1)
Reflects restricted stock units granted Mr. Ruffalo as of his date of hire (August 12, 2019). The restricted stock units vest on August 12, 2022, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)
Reflects restricted stock units granted to Ms. Weyenberg as of her date of hire (December 4, 2019). The restricted stock units vest on December 4, 2022, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects restricted stock units granted to Mr. Averkamp on November 4, 2019. The restricted stock units vest on November 4, 2022, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(4)
Reflects restricted stock units granted to Mr. Pasricha on October 7, 2020. The restricted stock units vest as to one-half of the units on October 7, 2022 and 2023, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(5)
Reflects restricted stock units granted to Mr. van der Merwe that vest as to 100% of the units on February 28, 2022, which is the third anniversary of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(6)
Reflects restricted stock units that were granted on February 28, 2020, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(7)
Reflects restricted stock units that were granted on March 16, 2020, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

44 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
(8)
Reflects performance-based restricted stock units that were granted on March 16, 2020, and vest in equal installments on the first three anniversaries of the grant date based on the level of achievement of performance goals relating to average return on invested capital, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect maximum levels of achievement of the performance goals, which would result in 200% of the target award being earned.

(9)
Reflects performance-based restricted stock units that were granted on March 16, 2020, and vest in equal installments on the first three anniversaries of the grant date based on the level of achievement of performance goals relating to relative total shareholder return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect maximum levels of achievement of the performance goals, which would result in 200% of the target award being earned.

(10)
Reflects restricted stock units that were granted on April 30, 2021, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(11)
Reflects performance-based restricted stock units that were granted on April 30, 2021, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect maximum levels of achievement of the performance goals, which would result in 200% of the target award being earned.

(12)
Reflects performance-based restricted stock units that were granted on April 30, 2021, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to relative total shareholder return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect maximum levels of achievement of the performance goals, which would result in 200% of the target award being earned.

(13)	Reflects the value calculated by multiplying the number of restricted stock units by $69.27, which was the closing price of our common stock on December 31, 2021.
Option Exercises and Stock Vested in 2021
This table provides information regarding the vesting of restricted stock units held by the named executive officers during calendar year 2021.
	Stock Awards (RSUs)
Name	Number of shares acquired upon vesting	Value realized on vesting (1)
Mr. Ruffalo	28,500	$2,083,633
Ms. Weyenberg	10,205	$764,516
Mr. van der Merwe	10,183	$754,714
Mr. Averkamp	7,178	$537,117
Mr. Pasricha	1,418	$75,197
(1)	Value realized represents the fair market value of the shares on the vesting date.
Nonqualified Deferred Compensation for the Year Ended December 31, 2021
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Ruffalo	SERP	—	122,150	44,802	—	342,248
Ms. Weyenberg	SERP	—	54,163	7,869	—	100,592
Mr. van der Merwe	SERP	—	56,002	42,884	—	301,363
Mr. Averkamp	SERP	—	46,808	13,318	—	94,351
Mr. Pasricha	SERP	—	35,801	4,564	—	40,365
	Deferred Compensation Plan	83,013	—	3,241	—	86,254
(1)
Reflects the annual Company contributions made to the Supplemental Executive Retirement Plan (SERP) accounts of the named executive officers in an amount equal to 10% of the executive’s total cash compensation, as defined in the plan. These amounts are reflected in the Summary Compensation Table in the “All Other Compensation” column.

45 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
(2)
Reflects the aggregate earnings (losses) credited to the executive’s account during calendar year 2021, which include interest and other earnings based on the investment elections of the executive. All investment elections provide market returns and there were no preferential or above-market earnings that would be required to be included in the Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(3)
The following amounts included in the Aggregate Balance at December 31, 2021 were previously reported as compensation to the named executive officers in the Summary Compensation Table for years prior to 2021: Mr. Ruffalo, $135,529; Ms. Weyenberg, $30,962; Mr. van der Merwe, $119,940; and Mr. Averkamp, $29,098.

The Astec Industries, Inc. Supplemental Executive Retirement Plan (SERP) provides a fully vested retirement benefit to our named executive officers upon their termination of employment with the Company.
During a participant’s employment, the Company contributes 10%, unless specified otherwise by the Board, of such participant’s compensation (which includes base salary and annual cash incentive awards but excludes certain amounts, such as an amount realized from the granting or vesting of restricted stock units) to each named executive officer’s SERP account. This amount is credited with earnings or losses based on the rate of return on the participant’s investment elections, which include money market funds, mutual funds, and Company common stock, and are generally the same investment choices available under our 401(k) plan.
Upon separation from service, the Company will pay the participant a single lump sum in cash equal to the amount in his or her SERP account or a participant may elect to receive payment in annual installments, not to exceed 10 years. If a participant dies before receiving the lump sum payment, or, in the case of an annual installment election, before receiving all installments, the SERP account balance will be distributed to his or her survivor in a single lump sum as soon as practicable following the participant’s death. Accelerated withdrawal is not permitted except in certain limited circumstances specified in the plan. The Company may terminate the SERP at any time but must pay participants the account value as determined under the SERP.
The Astec Industries, Inc. Deferred Compensation Plan is a nonqualified deferred compensation plan pursuant to which the named executive officers and other eligible participants may elect to defer between 10% and 75% of their base compensation and between 10% and 100% of their annual incentive bonus. Deferral elections for compensation earned in a calendar year are due by the December 31 of the preceding calendar year are irrevocable. These deferral elections are for the base compensation and bonus earned during that year, even if the amounts are actually payable in the following year. Deferrals of equity compensation or severance are not permitted, and a separate election is required for each year. The plan does not provide for any form of company contribution, and participants are at all times fully vested in their account balance. Deferrals are held for each participant in separate individual accounts in an irrevocable rabbi trust. Deferred amounts are credited with earnings or losses based on the rate of return of investment funds selected by the executive, which the executive may change at any time. Participants are able to elect a distribution event for each year’s deferrals, which could be either (i) the date the participant reaches age 65, (ii) the first day of the seventh month following the participant’s separation from service, or (iii) a specific date elected by the participant, which must be at least two full years after the end of the year for which deferrals are made. Participants may also make an election regarding payment terms, which may be either a lump sum, or any whole number of annual installments from two to ten. While elections regarding time and form of payment are generally irrevocable, participants are permitted to change these elections provided the change is made at least one year before the payment event and provided the commencement of benefits is delayed by at least five years. If a participant dies before receiving the full value of the deferral account balances, the participant’s beneficiary receives the full value of the participant’s account in a lump sum no later than the last day of the calendar year following the year in which the participant’s death occurs. The plan does not provide for hardship withdrawals, but does allow limited accelerations of payment under certain events permitted by the Internal Revenue Code, including satisfaction of federal, state, or local ethics requirements, payment of certain tax obligations, and satisfaction of limited debt obligations to the Company as permitted by law. The plan does not expressly contemplate payment on a change in control of the Company, though applicable law would generally permit the Company to terminate and distribute the plan in full within 30 days before or 12 months following a change in control.
Potential Payments upon Termination, Resignation or Change-in-Control
This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our named executive officers would have been entitled if their employment had terminated on December 31, 2021, under various circumstances.
Severance Agreements and Executive Change in Control Plan
Each named executive officer is a party to a severance agreement (each, a “Severance Agreement”) and is a participant in the Company’s Executive Change in Control Severance Plan (the “Change in Control Plan”) as described below.
Pursuant to the Severance Agreements, the named executive officers would be eligible for certain severance benefits upon a termination of employment under certain circumstances. The Severance Agreements provide that if a named executive officer’s employment with the Company is terminated (i) by the Company other than due to Cause (as defined in the Severance Agreement), death or Disability (as defined in the Severance Agreement), or (ii) by the executive officer for Good Reason (as defined in the Severance Agreement), then, in addition to certain accrued compensation and benefits, the Company will make certain severance payments and provide certain benefits to the named executive officer, generally as follows:
•
a lump sum cash amount equal to a pro-rata portion of the named executive officer’s target annual cash incentive under the Company’s annual incentive programs for the year of termination (based on the number of days employed during such year);

46 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
•
a lump sum cash amount equal to 1.5 (two for Mr. Ruffalo) multiplied by the sum of (1) the named executive officer’s annual base salary plus (2) the named executive officer’s target annual cash incentive;

•
cash payment for health coverage equal to monthly cost to provide group medical, dental, vision and/or prescription drug plan benefits sponsored by the Company and maintained by the named executive officer as of the date of the termination multiplied by 18 (24 for Mr. Ruffalo);

•	reasonable and customary outplacement services for a period of 18 months (24 months for Mr. Ruffalo) after termination, for up to $10,000; and
•	treatment of equity compensation awards as follows:
○	immediate pro-rata vesting of unvested time-based awards (based on the number of calendar days of employment during the vesting period); and
○	pro-rata vesting of unvested performance-based awards at target (based on the number of days employed during the performance period).
Upon a termination event, and as a condition to receiving the severance or change of control compensation under the Severance Agreements, the named executive officer is required to timely sign and not revoke a customary release of claims in favor of the Company. The Severance Agreements also impose on the named executive officers customary confidentiality, intellectual property and mutual non-disparagement restrictive covenants, as well as non-competition and non-solicitation obligations that extend for 24 months (for the CEO) or 18 months (for the other named executive officers) after termination.
The Change in Control Plan provides for severance payments and benefits to the Company’s executive officers, including the named executive officers, in the event their employment is involuntarily terminated in connection with a change in control of the Company.
Under the Change in Control Plan, participants are grouped into three tiers of benefits, as selected and designated by the Compensation Committee. Mr. Ruffalo has been designed as a Tier l Participant in the Change in Control Plan, and each of the other named executive officers has been designed as a Tier ll Participant. If a participating executive’s employment is terminated by the Company without Cause or by the participant for Good Reason (as such terms are defined in the Change in Control Plan), and the termination occurs within a 24 month period following a change in control of the Company (or if the termination occurs prior to a change in control and it can reasonably be shown that the termination was in connection with the change in control), the participant will be entitled to certain severance payments and benefits (the “Change in Control Severance Benefits”). The Change in Control Severance Benefits include lump sum cash payments of the following amounts: (1) a pro rata target annual bonus for the year of termination, (2) a severance payment equal to 3.0 times, in the case of a Tier I Participant, or 2.0 times, in the case of a Tier II Participant, or 1.5 times, in the case of a Tier III Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the full cost to provide group health benefits to the participant for 36 months, in the case of a Tier I Participant, or 24 months, in the case of a Tier II Participant, or 18 months, in the case of a Tier III Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, all of the participant’s outstanding stock options, restricted stock units and other stock awards with time-based vesting restrictions will become fully vested and exercisable, and all of the participant’s outstanding performance-based stock awards will be deemed to have been fully earned as of the termination date based on an assumed achievement of all relevant performance goals at “target” level, and will payout within 60 days following the termination date. The participant will also be eligible for 12 months following the termination date for up to $25,000 of outplacement services payable by the Company. As a condition to receiving payments and benefits under the Change in Control Plan, a participant must enter into a separation agreement with the Company, which will contain a general release of claims and certain restrictive covenants, including non-competition, customer non-solicitation and employee non-recruitment, that will apply for a period of 12 months, in the case of a Tier I Participant, or eight months, in the case of a Tier II or Tier III Participant, following the participant’s termination of employment.
The Change in Control Plan does not provide for any tax gross-ups. In the event a participant would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the participant would be reduced to the maximum amount that does not trigger the excise tax unless the participant would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

47 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
The following table sets forth the estimated payments and benefits to each of the named executive officers if their employment with the Company had been terminated under various circumstances as of December 31, 2021.
Named Executive Officer	Involuntary Termination, without a Change in Control) ($)	Involuntary Termination in connection with Change in Control ($)	Termination Due to Retirement, Death or Disability (S)
Mr. Ruffalo
Cash Severance	3,260,000(1)	4,890,000(2)	—
Payment for Health Benefits	63,676(3)	95,514(4)	—
Value of Equity Acceleration	1,436,515(5)	4,311,711(5)	4,311,711(5)
Outplacement Services	10,000	25,000	—
Total	4,770,191	9,322,225	4,311,711

Ms. Weyenberg
Cash Severance	1,032,750(1)	1,377,000(2)	—
Payment for Health Benefits	24,543(3)	32,724(4)	—
Value of Equity Acceleration	489,545(5)	1,619,879(5)	1,619,879(5)
Outplacement Services	10,000	25,000
Total	1,556,838	3,054,603	1,619,879

Mr. van der Merwe
Cash Severance	912,000(1)	1,216,000(2)	—
Payment for Health Benefits	34,374(3)	45,832(4)	—
Value of Equity Acceleration	485,293(5)	1,355,198(5)	1,355,198(5)
Outplacement Services	10,000	25,000	—
Total	1,441,667	2,642,031	1,355,198

Mr. Averkamp
Cash Severance	912,000(1)	1,216,000(2)	—
Payment for Health Benefits	34,374(3)	45,832(4)	—
Value of Equity Acceleration	341,360(5)	1,079,573(5)	1,079,573(5)
Outplacement Services	10,000	25,000	—
Total	1,297,734	2,366,405	1,079,573

Mr. Pasricha
Cash Severance	787,500(1)	1,050,000(2)	—
Payment for Health Benefits	0	0	—
Value of Equity Acceleration	137,499(5)	607,290(5)	607,290(5)
Outplacement Services	10,000	25,000	—
Total	934,999	1,682,290	670,290
(1)
Reflects a lump sum cash amount equal to 1.5 (two for Mr. Ruffalo) multiplied by the sum of (1) the named executive officer’s annual base salary plus (2) the named executive officer’s target annual cash incentive. No pro rata bonus for calendar year 2021 is reflected in this table, as the actual annual incentive earned by each named executive officer for calendar year 2021 is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Reflects severance payment equal to 3.0 times, in the case of Mr. Ruffalo, or 2.0 times, in the case of the other named executive officers, the executive’s base salary and target annual bonus. No pro rata bonus for calendar year 2021 is reflected in this table, as the actual annual incentive earned by each named executive officer for calendar year 2021 is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)
Reflects payment for health coverage equal to monthly cost to provide group medical, dental, vision and/or prescription drug plan benefits sponsored by the Company and maintained by the named executive officer as of the date of the termination multiplied by 18 (24 for Mr. Ruffalo).

(4)	Reflects cash payment equal to the cost of health coverage for 36 months in the case of Mr. Ruffalo, or 24 months in the case of the other executive officers.
(5)	Reflects the value (based upon the fair market value of Company common stock on December 31, 2021) of unvested RSUs that vest upon the designated event.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. Amounts that would be distributed pursuant to our SERP for retirement eligible executives are indicated in the Nonqualified Deferred Compensation Plan table above.

48 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in this proxy statement.
COMPENSATION COMMITTEE

William Bradley Southern (Chairman)
Tracey H. Cook
William D. Gehl
Mary L. Howell
Glen E. Tellock
This Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

49 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
This proposal provides our shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (commonly known as a “say-on-pay” proposal), as required by Section 14A of the Exchange Act.
As discussed in the Compensation Discussion and Analysis beginning on page 33, we have designed our executive compensation program to attract and retain key executives who are critical to our future success and the creation of shareholder value. We believe that both short-term and long-term incentive compensation opportunities provided to executive officers are directly aligned with our performance, and that our compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.
The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation beginning on page 40, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:
“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and any narrative compensation disclosure contained in this Proxy Statement.”
While the vote does not bind the Board to any particular action, the Board values the input of our shareholders and will take into account the outcome of this vote in considering future compensation decisions. The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2023 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

50 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. KPMG LLP served as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and the services it provided to the Company and its subsidiaries in the year ending December 31, 2020 are described under “Audit Matters” below.
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CALENDAR YEAR 2022.
In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year or in future periods if it determines that such a change would be in the best interests of the Company and its shareholders.

51 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
REPORT OF THE
AUDIT COMMITTEE
Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which was comprised of (a) Directors Baker, Cook, Dorey, Frierson, Gehl, Howell, Potts, Sansom, Southern and Tellock from January 2021 through April 2021, and (b) Directors Cook, Baker, Dorey, Sansom, and Tellock from May 2021 through year-end. The following report is not subject to incorporation by reference in any filings made by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
We, as a committee of the Board of Directors, oversee the Company’s financial reporting process on behalf of the Board of Directors. We operate under a written charter adopted by the Board of Directors. This report reviews the actions we have taken with regard to the Company’s financial reporting process during calendar year 2021 and the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
In March 2004, the Board also designated us to serve as the Company’s Qualified Legal Compliance Committee, or QLCC, in accordance with SEC rules and regulations. In our capacity as the QLCC, we are responsible for handling reports of a material violation of the securities laws or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents. In our capacity as the QLCC, we have the authority and responsibility to inform the Company’s Chief Executive Officer of any violations. We can determine whether an investigation is necessary and can take appropriate action to address these reports. If an investigation is deemed necessary or appropriate, we have the authority to notify the Board, initiate an investigation and retain outside experts.
We are composed solely of independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Rules, and as independence for audit committee members is defined in the Nasdaq Rules. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates. Mr. Baker, Ms. Cook and Mr. Tellock have been designated by the Board as our financial experts.
The Company’s management has the primary responsibility for the Company’s consolidated financial statements and reporting process, including the systems of internal controls. The Company’s outside auditors are responsible for performing an independent integrated audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. Our responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the independent auditors to serve as the Company’s independent registered public accounting firm for the coming year.
We have implemented procedures to ensure that during the course of each year, we devote the attention that we deem necessary or appropriate to fulfill our oversight responsibilities under our charter. To carry out our responsibilities, we met seven times during calendar year 2021.
In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.
We reviewed with the Company’s independent registered public accounting firm during calendar year 2021, KPMG LLP, as to their judgments about the quality (rather than just the acceptability) of the Company’s accounting principles. We discussed with KPMG LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board AS No. 1301 (Communication with Audit Committees). In addition, we discussed with KPMG LLP their independence from management and the Company, and we received and discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding their communications with us regarding their independence. We also considered whether the provision of services during calendar year 2021 by KPMG LLP that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during calendar year 2021 was compatible with maintaining KPMG LLP’s independence with respect to the time it was performing services for the Company.
Additionally, we discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective audits. We met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

52 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE

Tracey H. Cook, Chair
James B. Baker
William G. Dorey
William B. Sansom
Glen E. Tellock
March 17, 2022

53 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
AUDIT MATTERS
KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since January 1, 2015. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2021 and 2020. The Audit Committee is involved in the negotiations related to the fees paid to KPMG, and all audit-related, tax and other fees for services provided by KPMG to the Company during the last two years and disclosed in the table below were reviewed and pre-approved by the Audit Committee in accordance with its charter.
	2021	2020
Audit Fees(1)	$2,937,348	$4,104,200
Audit-Related Fees	—	—
Tax Fees(2)	$103,491	$67,200
All Other Fees	—	—
Total	$3,040,839	$4,171,400
(1)
Audit Fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in its Form 10-K filings, for reviews of the Company’s quarterly condensed consolidated financial statements included in its Form 10-Q filings and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for the relevant years, in each case, for the applicable year.

(2)	Tax fees primarily include fees associated with routine tax compliance and consulting services.
Audit Fee Approval
The Company’s Audit Committee preapproved all audit fees, audit related fees and tax fees that were paid to KPMG in years 2021 and 2020.
Audit Committee Pre-Approval Policy
Since October 24, 2002, the Company’s Audit Committee has approved all fees for audit and non-audit services of the Company’s independent registered public accounting firm prior to engagement. It is the policy of the Audit Committee, as set forth in the Audit Committee charter, to pre-approve, to the extent required by applicable law, all audit and non-audit services provided to the Company by its independent registered public accounting firm. In accordance with applicable law, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant the required pre-approvals for any engagement that does not exceed one-hundred thousand dollars ($100,000).
Audit Committee Review
The Company’s Audit Committee has reviewed the services rendered and the fees billed by KPMG for the year ended December 31, 2021. The Audit Committee has determined that the services rendered and the fees billed in 2021 that were not related to the audit of the Company’s consolidated financial statements are compatible with the independence of KPMG as the Company’s independent registered public accounting firm.

54 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us with respect to beneficial ownership of Company’s Common Stock as of February 25, 2022, by the following individuals or groups:
•	each of our current directors, nominees for director, and Named Executive Officers individually;
•	all our directors and executive officers as a group; and
•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding Common Stock.
The percentage of beneficial ownership of Common Stock is based on 22,767,568 shares deemed outstanding as of February 25,
2022. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our Common Stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on information furnished to us, that the beneficial owners of the Common Stock listed below have sole voting power and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Name and Address[l]	Shares Beneficially Owned[2]	Percent of Class
Directors, Nominees and Named Executive Officers:
Barry A. Ruffalo	32,670(3)	*
Rebecca A. Weyenberg	13,189(4)	*
Timothy A. Averkamp	8,290(5)	*
Jaco van der Merwe	18,096(6)	*
Anshu Pasricha	2,175	*
James B. Baker	15,059	*
Tracey H. Cook	5,732	*
William G. Dorey	24,212	*
William D. Gehl	27,493(7)	*
Mary L. Howell	5,732	*
Charles F. Potts	17,972(8)	*
William B. Sansom	38,429	*
William Bradley Southern	5,732	*
Glen E. Tellock	18,689	*
All directors, nominees and executive officers as a group		1.03%
* Less than 1%
5% Shareholders
BlackRock, Inc.	3,863,497(9)	17.0%
Vanguard Group, Inc.	2,341,545(10)	10.3%
Gabelli Funds, Inc.	1,680,330(11)	7.4%
Victory Capital Management Inc.	1,562,734(12)	6.9%
Dimensional Fund Advisors LP	1,312,626(13)	5.8%

[1]	Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421.
[2]
The amounts of the Company’s Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common

55 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of rights to acquire such shares pursuant to deferred stock rights and restricted stock units. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director, nominee or officer does not exceed one percent of the Common Stock of the Company outstanding on February 25, 2022.
[3]	Beneficially owned shares include 7,035 of RSUs that convert to shares of Common stock within 60 days of February 25, 2022.
[4]	Beneficially owned shares include 2,790 of RSUs that convert to shares of Common stock within 60 days of February 25, 2022.
[5]	Beneficially owned shares include 2,014 of RSUs that convert to shares of Common stock within 60 days of February 25, 2022.
[6]	Beneficially owned shares include 4,439 of RSUs that convert to shares of Common stock within 60 days of February 25, 2022.
[7]	Includes 18,093 deferred stock units, each of which represents the right to receive one share of Common Stock within 30 days of termination of service as a director.
[8]	Includes 12,567 deferred stock units, each of which represents the right to receive one share of Common Stock within 30 days of termination of service as a director.
[9]
The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. beneficially owns 3,863,497 shares, with sole dispositive power over all such shares and sole voting power over 3,792,315 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

[1][0]
The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. According to the Schedule 13G/A, The Vanguard Group, Inc. beneficially owns 2,341,545 shares, with sole voting power over 0 shares, shared voting power over 19,155 shares, sole dispositive power over 2,303,500 shares, and shared dispositive power over 38,045 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

[1][1]
The number of shares reported and the information included in this footnote were derived from separate Schedule 13F-HRs filed with the SEC on February 11, 2022 by Gabelli Funds LLC (“Gabelli”), GAMCO Investors, Inc. et al (“GAMCO”), Teton Advisors, Inc. (“Teton”). According to the Schedule 13F-DRs filed, Gabelli beneficially owns 514,700 shares, with sole voting and dispositive power over all such shares; GAMCO beneficially owns 946,130 shares with sole dispositive power over all such shares and sole voting power over 919,630 shares; Teton beneficially owns 219,500 shares, with sole voting and dispositive power over all such shares. The address for each of Gabelli, GAMCO and Teton is One Corporate Center, Rye, New York 10580.

[1][2]
The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed with the SEC on February 2, 2022 by Victory Capital Management Inc. (“Victory”). According to the Schedule 13G, Victory, a registered investment adviser, may be deemed to have beneficial ownership of 1,562,734 shares, which are held by certain investment companies, trusts and accounts for which Victory serves as investment manager, adviser or sub-adviser. Victory has sole dispositive power over all such shares and sole voting power over 1,546,589 shares. The address for Victory is 4900 Tiedeman Rd., 4th Floor, Brooklyn, Ohio 44144.

[1][3]
The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP (“Dimensional”). According to the Schedule 13G, Dimensional, a registered investment adviser, may be deemed to have beneficial ownership of 1,312,626 shares, which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment manager, adviser or sub-adviser. Dimensional has sole dispositive power over all such shares and sole voting power over 1,281,397 shares. Dimensional disclaims beneficial ownership of all such shares. The address for Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

DELINQUENT
SECTION 16(a)
REPORTS
Section 16(a) of the Exchange Act, as amended, requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. In addition, Item 405 of Regulation S-K requires the Company to identify in this Proxy Statement any person that may have failed to file a Section 16(a) form in a timely manner. Based solely upon reports filed with the SEC by each such person, the Company believes that its directors, executive officers and greater than 10% shareholders timely complied with all applicable Section 16(a) filing requirements during calendar year 2021, except that Anshu Pasricha filed late one Form 4 reporting one transaction, and Jaco van der Merwe and Timothy A. Averkamp each filed late one Form 4 reporting two transactions.

56 Astec Industries, Inc. | Notice of Annual Meeting and Proxy Statement 2022
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
The SEC’s rules permit us to deliver a single copy of the Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2021 and proxy card with postage-paid envelope), as applicable, to an address that two or more shareholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2021 and proxy card with postage-paid envelope), as applicable, to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. If printed copies of proxy materials are requested, we will still send each shareholder an individual proxy card.
If you did not receive an individual copy of the Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2021 and proxy card with postage-paid envelope), as applicable, we will send copies to you if you contact us at General Counsel, Corporate Secretary & Chief Compliance Officer, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. Shareholders who hold Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements or notices of availability and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement, annual report and/or or notice of availability, as requested, by contacting such broker, dealer, bank or other entity.
OTHER MATTERS
Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this Proxy Statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.
ANNUAL REPORT
The Company’s consolidated financial statements and other financial information for the year ended December 31, 2021 may be found in the Company’s Annual Report for calendar year 2021, which has been made available to all shareholders. The Annual Report for calendar year 2021 does not form any part of the material for the solicitation of proxies. Our Annual Report and Proxy Statement will also be available on the web prior to our Annual Meeting. Once posted, you will be able to access, view and download this Proxy Statement and Annual Report for calendar year 2021 on the web at www.proxyvote.com
ANY SHAREHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, AS FILED WITH THE SEC SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE DIRECT YOUR WRITTEN REQUEST TO THE GENERAL COUNSEL, CORPORATE SECRETARY & CHIEF COMPLIANCE OFFICER, ASTEC INDUSTRIES, INC. AT 1725 SHEPHERD ROAD, CHATTANOOGA, TENNESSEE 37421.

ASTEC INDUSTRIES, INC.
ATTN: ANSHU PASRICHA
1725 SHEPHERD ROAD
CHATTANOOGA, TN 37421

SCAN TO
VIEW MATERIALS & VOTE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASTE2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66521-P67232 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

ASTEC INDUSTRIES, INC.

Vote on Proposal 1:

The Board of Directors recommends that you vote FOR all nominees on the following proposal:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect or re-elect as directors the nominees listed below:

Nominees:

01) Tracey H. Cook
02) Mary L. Howell
03) Linda I. Knoll
04) William Bradley Southern

Vote on Proposal 2:

	For	Against	Abstain
2. To approve, on an advisory basis, the Compensation of the Company's named executive officers.	☐	☐	☐

Vote on Proposal 3:

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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FOLD AND DETACH HERE

D66522-P67232

ASTEC INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William D. Gehl and Anshu Pasricha and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually at **www.virtualshareholdermeeting.com/ASTE2022** on April 28, 2022 and at any adjournment thereof, as listed on the reverse side.

For participants in the Company's 401(k) Retirement Plan, as amended and restated ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side